Exhibit 10.1

CREDIT AGREEMENT

Dated as of June 30, 2010

by and among

ENTERTAINMENT PROPERTIES TRUST

AND CERTAIN OF ITS SUBSIDIARIES

as Borrowers

KEYBANK, NATIONAL ASSOCIATION,

as Administrative Agent

Each of JP MORGAN CHASE BANK, N.A. AND RBC CAPITAL MARKETS CORPORATION

as Co-Syndication Agents,

Each of

KEYBANC CAPITAL MARKETS, LLC, J.P. MORGAN SECURITIES, INC. AND RBC

CAPITAL MARKETS CORPORATION

As Joint Book Runners and Joint Lead Arrangers,

and

THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO

AND THEIR ASSIGNEES PURSUANT TO SECTION 12.5.,

as Lenders

- i -

- ii -

- iii -

SCHEDULE 1.1(A)	Initial Subsidiary Borrowers
SCHEDULE 1.1(B)	Initial Eligible Real Estate
SCHEDULE 2	Eligible Real Estate Qualification Documents
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Title to Properties; Liens
SCHEDULE 6.1.(g)	Indebtedness and Guaranties
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 9.1(k)	Secured Recourse Indebtedness

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Notice of Continuation
EXHIBIT D	Form of Notice of Conversion
EXHIBIT E	Form of Note
EXHIBIT F	Form of Compliance Certificate
EXHIBIT G	Form of Availability Certificate
EXHIBIT H	Form of Joinder Agreement

- iv -

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) dated as of June 30, 2010 by and among ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (“EPR”), the Subsidiary Borrowers (as defined herein), the Lenders (as defined herein) and KEYBANK NATIONAL ASSOCIATION, as administrative agent (“Keybank” and/or the “Agent”), JP MORGAN CHASE BANK, N.A. and RBC CAPITAL MARKETS CORPORATION, as co-syndication agents (the “Syndication Agents”), and each of KEYBANC CAPITAL MARKETS, LLC, J.P. MORGAN SECURITIES, INC. and RBC CAPITAL MARKETS CORPORATION, as joint lead arrangers and joint book runners (each as “Arrangers”), and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5.(d). EPR and the Subsidiary Borrowers are each referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers.”

WHEREAS, the Agent and the Lenders desire to make available to the Borrowers a revolving credit facility in the initial amount of $320,000,000.00, which will include a $70,000,000 letter of credit subfacility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. - DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Additional Costs” has the meaning given that term in Section 4.1.

“Adjusted EBITDA” means EBITDA for the most recent quarter ended, less the Replacement Reserve amount.

“Adjusted LIBOR” means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America). Any change in such maximum rate shall result in a change in Adjusted LIBOR on the date on which such change in such maximum rate becomes effective.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of ten percent (10%) or more of the (i) partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) or, (ii) a managing member’s interest in a limited liability company.

“Agent” means KeyBank, National Association, as administrative agent for the Lenders under the terms of this Agreement, and any of its successors.

“Aggregate Credit Exposure” means the aggregate Credit Exposures of the Lenders.

“Agreement Date” means the date as of which this Agreement is dated.

“Aggregate Underwriteable Cash Flow” means the sum of the Underwriteable Cash Flow for the Unencumbered Pool.

“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means, for any day, with respect to any Base Rate Loan or LIBOR Loan, or with respect to the fee payable with respect to Letters of Credit payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Base Rate Margin” or “LIBOR Margin”, as the case may be, based upon the ratings by each Rating Agency on such date for the Index Debt:

Category	S&P’s Ratings:	Moody’s Ratings:	Fitch’s Ratings:	Base Rate Margin	LIBOR Margin
1	>=BBB-	>=Baa3	>=BBB-	2.00%	3.00%
2	=BB+	=Ba1	=BB+	2.25%	3.25%
3	<=BB	<=Ba2	<=BB	2.50%	3.50%

For purposes of the foregoing, (i) if a Rating Agency shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such Rating Agency shall be deemed to have established a rating in Category 3; (ii) if the ratings established or deemed to have been established by at least two of the Rating Agencies for the Index Debt fall within the same category, the Applicable Margin shall be that category, (iii) if the ratings established or deemed to have been established by the three Rating Agencies for the Index Debt all fall within different categories, the Applicable Margin shall be the median of the three categories; and (iv) if the ratings established or deemed to have been established by a Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by such Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrowers to the Agent and the Lenders pursuant to Section 8.1(g) hereof or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of a Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. Notwithstanding the foregoing, the initial Applicable Margin hereunder shall be that set forth in Category 1 from the Effective Date until the earlier to occur of (a) ninety (90) days after the Effective Date, and (b) the closing and issuance of the Bonds and the official publication of the Index Debt ratings, after which event ((a) or (b)) the above provisions shall control.

“Arrangers” has the meaning given that term in the preamble hereto.

“Assignee” has the meaning given that term in Section 12.5.(d).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Assignee and the Agent and Borrower Representative, as applicable, substantially in the form of Exhibit A.

“Availability” means the amount which is the lesser of

(a) the Facility Amount, or

(b) (i) the lesser of

(A) fifty five percent (55%) of Unencumbered Asset Value, or

(B) the Aggregate Underwriteable Cash Flow divided by 0.13,

minus

(ii) the aggregate amount of EPR’s Consolidated unsecured Indebtedness (excluding the Aggregate Credit Exposure);

provided however, that in no event shall assets that are not Megaplex Movie Theatres, other Entertainment-Related Retail Improvements or Charter Schools exceed in the aggregate thirty three percent (33%) of the amount of clause (b)(i)(A) immediately above. Notwithstanding the aforesaid, the Unencumbered Pool will at all times consist of at least ten (10) Unencumbered Properties, and no single property shall account for more than twenty (20%) percent of the total Unencumbered Asset Value.

“Availability Certificate” has the meaning given that term in Section 8.3

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%, and (c) the then applicable Adjusted LIBOR for one month interest periods plus one percent (1%). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBOR, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Base Rent” means, with respect to any Lease, the minimum periodic contractual rent payable thereunder, excluding reimbursement or recovery of common area maintenance or other property operating expenses and excluding percentage rent.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Bonds” means the between $250,000,000.00 and $400,000,000.00 original face amount of unsecured bonds proposed to be issued by EPR and guaranteed by each Subsidiary Borrower.

“Borrower(s)” has the meaning as defined in the preamble hereto.

“Borrower Representative” means EPR.

“Building” means with respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above;

(d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Change in Control” means the occurrence of any of the following:

(a) any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired after the Effective Date beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of any such other Person equal to at least fifty percent (50%); or

(b) as of any date a majority of the managers or other controlling members of any Person consists of individuals who were not either (i) managers or otherwise controlling members or entities, as the case may be, of such Person as of the corresponding date of the previous year (provided, however, that the initial managers and controlling members for reference purposes of this clause (b)(i) shall be the managers and controlling members as of the Effective Date), (ii) selected or nominated to become managers or controlling members by the other managers or controlling members of said Person of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become managers or otherwise controlling members by such managers or controlling members of said Person of which a majority consisted of individuals or entities, as the case may be, described in clause (b)(i), above or individuals or entities, as the case may be, described in clause (b)(ii), above.

“Charter Schools” means the Eligible Real Estate leased to Person(s) operating charter schools in the Buildings located on such Eligible Real Estate, or whereby such Person(s) are EPR Mortgagor(s) under EPR Senior First Mortgage(s).

“City Center Debt” means, collectively, (i) the mortgage loan currently held by Union Labor Life Insurance Company encumbering the City Center Project with a current balance of approximately $113,500,000, and (ii) the mortgage loan currently held by Empire State Development Corporation encumbering the City Center Project with a current balance of approximately $5,000,000.

“City Center Project” means the entertainment and retail center in White Plains, New York known as City Center.

“Collateral Account” has the meaning given that term in Section 10.5.

“Commission” means the Securities and Exchange Commission.

“Commitment” means, as to each Lender, such Lender’s obligation to make Loans pursuant to Section 2.1 in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to Section 2.10., or increased from time to time pursuant to Section 2.14., or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

“Compliance Certificate” has the meaning given that term in Section 8.1(c).

“Concord Project” means a planned development in Sullivan County, New York, expected to consist of a casino complex and a 1,580 acre resort complex. The resort complex is expected to consist of a 125-room spa hotel, a 350-room waterpark style hotel, a convention center and support facilities, a waterpark, two golf courses, and a retail and residential development.

“Concord Value” means the lower of cost or appraised value of EPR and its Subsidiaries’ interest in the Concord Project.

“Consolidated” means with reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means with respect to any period, an amount equal to the EBITDA of EPR and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” means for any period, interest incurred on all Indebtedness of EPR and its Subsidiaries (regardless of whether such interest was expensed or capitalized in accordance with GAAP), determined on a consolidated basis in accordance with GAAP excluding amortization of deferred loan costs.

“Consolidated Tangible Net Worth” means the total consolidated Tangible Net Worth of EPR and its Subsidiaries.

“Contingent Obligation(s)” means as to any Person, means any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the payment of, or the ability of the primary obligor to make payment of, such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or contracting for purchase of real property in the ordinary course of business, or obligations, indemnifications or guarantees of liabilities other than with respect to the repayment of any Indebtedness, such as environmental indemnities or “bad acts” indemnities, unless such obligations, indemnifications or guarantees are being enforced by any applicable party entitled to rely thereon. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.8.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan, or (c) the issuance of a Letter of Credit.

“Credit Exposure” means with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its respective LC Exposure.

“Debt Service” means Consolidated Interest Incurred plus regularly scheduled amortization payments (excluding balloon maturities).

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” has the meaning given that term in Section 3.11.

“Derivative Obligations” means all Derivatives Contracts and other obligations of any Person in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap forward equity transaction, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, forward transaction, collar transaction, currency swap, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include any Lender).

“Distribution” means with respect to any Person, the declaration or payment of any cash dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement by such Person of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; provided, however, that the dividend or distribution of common stock of a Person shall not constitute a Distribution with respect to such Person.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means with respect to any Person (or any asset of any Person) for any period, all as determined in accordance with GAAP, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expensed and income taxes for such period minus (c) equity in earnings from unconsolidated Subsidiaries for such period plus (d) ordinary cash distributions (exclusive of any distributions received from capital events) actually received from such unconsolidated Subsidiaries for such period, minus (e) straight line rents for such period, minus (f) any gains (plus the losses) from extraordinary items or asset sales or writeups or forgiveness of debt for such period, plus (g) non-cash impairment charges, plus (h) acquisition related expenses which are required to be deducted from net income under FASB ASC Topic 805 on Business Combinations plus (i) non cash provisions for loan losses. All of the foregoing to be calculated without duplication and with respect to (b) – (i), only to the extent the same has been included in the calculation of such net income.

“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Required Lenders.

“Eligible Assignee” means any of (a) a commercial bank or other financial institution organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any other assignee that, in the reasonable judgment of the Agent, is a reputable institutional investor with substantial experience in lending and originating loans similar to the Loan, or in purchasing, investing in or otherwise holdings such loans, having a financial net worth of at least $500,000,000; (f) any Lender Affiliate or a Related Fund of a Lender. For the purposes hereof, “Lender Affiliate” shall mean, (i) with respect to any Person who would otherwise be an Eligible Assignee under clauses (a) - (e), above (a “Qualified Assignee”), an Affiliate of such Qualified Assignee which is an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business, with sufficient assets to meet its funding obligations hereunder, and is administered (including as placement agent therefor) or managed by a Qualified Assignee or an Affiliate of such Qualified Assignee and (ii) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit, with sufficient assets to meet its funding obligations hereunder, and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor (i.e., a Related Fund of such Lender). Further, for the purposes hereof, “Related Fund” shall mean, with respect to a Lender, a fund that invests in loans, any other such fund managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such advisor with sufficient assets to meet its funding obligations hereunder. No Borrower or any affiliate of a Borrower shall be an Eligible Assignee.

“Eligible Real Estate” means Real Estate:

(a) (i) which is owned in fee by a Subsidiary Borrower; or (ii) which is encumbered by a ground lease to a Subsidiary Borrower, acceptable to the Agent in its reasonable discretion; or (iii) in which a Subsidiary Borrower holds an EPR Senior First Mortgage, acceptable to the Agent in its reasonable discretion;

(b) which is located within the contiguous 48 States of the continental United States (or Alaska or Hawaii if approved by the Required Lenders) or within Canada;

(c) which consists of one or more of the following income-producing properties:

(i) a Megaplex Movie Theatre;

(ii) Entertainment-Related Retail Improvements;

(iii) recreational ski facilities, Charter Schools, and other real estate and/or improvements which are neither (i) or (ii) above, including without limitation, income producing land under development subject to a Lease or an EPR Senior First Mortgage;

(d) which is subject to a Lease to a third party (or parties) or to an EPR Senior First Mortgage, in each case which is not in default, and under which the Tenant, other approved tenant or EPR Mortgagor, as the case may be, is in actual occupancy of the property, provided however, that copies of all Leases or EPR Senior First Mortgages for any Unencumbered Property shall be provided to Agent or any Lender upon request therefor;

(e) as to which all of the representations set forth in Section 7.18 of this Agreement concerning Unencumbered Property are true and correct;

(f) as to which the Agent has received and approved all Eligible Real Estate Qualification Documents required by the Agent, or will receive and approve them prior to inclusion of such Real Estate as an Unencumbered Property;

(g) which does not cause a violation of the Availability; and

(h) which is otherwise reasonably acceptable to the Agent.

For purposes of clause (d) immediately above, it is understood and agreed that, in the case of real property under development, the Tenant or EPR Mortgagor need not physically occupy the property during the development phase so long as the Tenant or EPR Mortgagor is paying rent or making loan payments, as the case may be, and is otherwise not in default under the applicable Lease or EPR Senior First Mortgage Loan with respect to such property under development.

“Eligible Real Estate Qualification Documents” has the same meaning as in Schedule 2 attached hereto.

“Entertainment-Related Retail Improvements” means real estate owned by or subject to a ground lease in favor of a Subsidiary Borrower or encumbered by an EPR Senior First Mortgage that is used for retail purposes including but not limited to restaurants, bowling alleys, arcades, and other leisure venues that are adjacent to and complement the operation of a Megaplex Movie Theater.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, treatment, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the

Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the United States Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to environmental protection or Hazardous Materials.

“EPR Mortgagor” means a party which borrows pursuant to the terms of an EPR Senior Property Loan, which loan is secured by an EPR Senior First Mortgage and is otherwise evidenced by the EPR Senior Property Loan Documents.

“EPR Senior First Mortgage” means a first priority senior mortgage granted to a Subsidiary Borrower by an EPR Mortgagor securing an EPR Senior Property Loan and encumbering any real estate and improvements thereon, and upon which no other lien exists except for liens for unpaid taxes, assessments and the like, not yet due and payable and liens on equipment and the like owned or leased by the EPR Mortgagor which are permitted pursuant to the terms of the related EPR Senior Property Loan Documents, consisting of purchase money liens or liens on capital leases.

“EPR Senior Property Loan” means a first priority mortgage loan made to the owner of any real estate and improvements thereon.

“EPR Senior Property Loan Documents” means, collectively, a promissory note from an EPR Mortgagor to a Subsidiary Borrower, the EPR Senior First Mortgage serving as collateral for such note, along with any related assignment of leases and rents from such EPR Mortgagor to such Subsidiary Borrower and any other documents or instruments delivered to a Subsidiary Borrower evidencing or securing a EPR Senior Property Loan. This term may also refer to such loan documents evidencing more than one EPR Senior Property Loan

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means the issuance and sale after the Effective Date by any of EPR or its Subsidiaries of any equity securities of EPR or its Subsidiaries to any Person who is not EPR or one of its Subsidiaries, including without limitation pursuant to the exercise of options or warrants or pursuant to the conversion of any debt securities to equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Group” means the Borrowers, any other Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower or any other Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Reportable Event” means a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excess Availability” has the meaning set forth in Section 9.1(h).

“Exhibitor EBITDAR” shall be determined as follows:

(a) The actual EBITDA of the exhibitor/tenant at an Unencumbered Property, which EBITDA is derived specifically from said Unencumbered Property, plus the rent expense of that exhibitor/tenant at said Unencumbered Property (the “Actual Exhibitor EBITDAR”). The Agent and Lenders recognize that the Borrowers are not entitled to receive full financial disclosure of the income statement of an exhibitor/tenant, which would allow the calculation of Actual Exhibitor EBITDAR, but may receive such information as a courtesy.

(b) In the event that such Actual Exhibitor EBITDAR is not available, then the calculation of Exhibitor EBITDAR shall be based upon the actual trailing 4 quarters revenue of the exhibitor/tenant at said Unencumbered Property multiplied by an assumed Exhibitor EBITDAR margin of thirty-six percent (36%) (the “Assumed Exhibitor EBITDAR”).

(c) In the event that such Assumed Exhibitor EBITDAR is not available, then the calculation of Exhibitor EBITDAR shall be based upon the trailing 4 quarters box office receipts of the exhibitor/tenant at said Unencumbered Property as determined by Rentrak, divided by .70, to arrive at total revenues, and multiplied by an assumed Exhibitor EBITDAR margin of thirty-six percent (36%).

(d) Notwithstanding anything to the contrary contained herein, but subject to the defined term Underwriteable Cash Flow, for any exhibitor/tenant theatre which has been in operation for less than four (4) quarters, Exhibitor EBITDAR shall be deemed to equal the Unencumbered Property Net Operating Income for such Unencumbered Property.

Further, notwithstanding anything to the contrary contained herein, where there is an assumed Exhibitor EBITDAR margin of thirty-six percent (36%), such margin shall be assumed, provided however, in the event that Agent determines in good faith that a thirty-six percent (36%) Exhibitor EBITDAR margin is no longer accurate, it may, from time to time, adjust the assumed Exhibitor EBITDAR margin for purposes of this calculation.

“Existing Credit Agreements” means, collectively, that certain Master Credit Agreement dated October 26, 2007 entered into between EPR and 301, as borrowers, KeyBank, as agent, and the lenders party thereto, and that certain Amended and Restated Master Credit Agreement dated June 30, 2009 entered into between certain of the Borrowers, as borrowers, KeyBank, as agent, and the lenders party thereto.

“Facility” means the credit facility described herein with respect to the Loans up to the Facility Amount.

“Facility Amount” means the aggregate amount of the initial $320,000,000.00 Facility, plus any increase thereto pursuant to Section 2.14 herein.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrowers hereunder or under any other Loan Document.

“FFO” means with respect to EPR and its Subsidiaries on a consolidated basis, “funds from operations” as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect on the Effective Date, and as amended from time to time (subject, however, to the provisions of Section 1.2(b) herein), plus, to the extent deducted from funds from operations, the sum of (a) non-cash impairment charges, (b) acquisition related expenses which are required to be deducted from net income under FASB ASC Topic 805 on Business Combinations, and (c) non cash provisions for loan losses.

“Fitch” means Fitch, Inc., and its successors.

“Fixed Charges” means the aggregate of Debt Service plus any preferred dividends.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of Section3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Impacted Lender” means a Defaulting Lender or a Lender as to which (1) the Agent has a good faith belief that the Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, unless such default is being disputed in good faith by such Lender, or (2) the Lender or an entity that Controls the Lender has been deemed insolvent or become subject to a bankruptcy or other similar proceeding. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Increase Effective Date” has the meaning set forth in Section 2.14(d).

“Increase Option” has the meaning set forth in Section 2.14(a).

“Indebtedness” means, at any date, without duplication, all obligations, contingent and otherwise, direct or indirect, in respect of (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Indebtedness of others Guaranteed by such Person.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of EPR that is not guaranteed by any other Person (other than Subsidiaries of EPR) or subject to any other credit enhancement.

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending 1, 2, 3 and 6 months thereafter (subject to availability on behalf of all the Lenders), as the Borrowers may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a day for which there is no corresponding day in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit H.

“KeyBank” means KeyBank, National Association, together with its successors and assigns.

“LC Commitment Amount” equals $70,000,000.00.

“LC Disbursement” means a payment made by the Agent pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its applicable Commitment Percentage of the total LC Exposure at such time.

“Lease” means any leases, license and agreement relating to the use or occupation of space in any Building or of any Real Estate including without limitation any ground leases therefor (collectively, the “Leases”).

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Assumption Agreement, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.

“Letter of Credit” means any standby letter of credit issued by the Agent at the request of the Borrowers and for the account of EPR or one of its Subsidiaries in accordance with Section 2.2.

“Leverage Ratio” means the percentage determined by dividing the Total Debt by the Total Asset Value.

“LIBOR” means, as applicable to any Interest Period for any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Reuters Screen LIBOR Page as of 11:00 a.m. London time on the day that is two (2) Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on such page on any applicable interest determination date, LIBOR shall be the rate for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page “LIBO” (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) Business Days prior to the beginning of such Interest Period. If the Reuters system is unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined and the provisions of Section 4.2 shall apply.

“LIBOR Loan” means a Loan bearing interest at a rate based on LIBOR.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a loan made by a Lender to any Borrower pursuant to Section 2.1.(a), and “Loans” the aggregate of all such Loans outstanding from time to time.

“Loan Document” means this Agreement, each Note, and each other document or instrument now or hereafter executed and delivered by a Borrower in connection with, pursuant to or relating to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties, assets, condition (financial or otherwise) or results of operations of EPR and its Subsidiaries considered as a whole; (b) the ability of the Borrowers to perform any of their obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or the Lenders thereunder.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which EPR or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Megaplex Movie Theatre” means a theater constructed or substantially remodeled subsequent to 1995 for the showing of first run motion pictures which theater contains at least ten screens, digital sound and enhanced seat design.

“Minority Interest” means as to any Person, an ownership or other equity investment in any other Person, which investment is not consolidated with the accounts of such Person in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Equity Proceeds” means the aggregate consideration received by EPR and/or any of its Subsidiaries in respect of any Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood, (i) that “Net Equity Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by EPR and/or any of its Subsidiaries in any Equity Issuance, and (ii) that “Net Equity Proceeds” shall not include cash proceeds that are applied within thirty (30) days of the date of the related Equity Issuance to retire capital stock.

“Net Income (or Loss)” means with respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP. The net income (or loss) of a Person shall include, without duplication, the allocable share of the net income (or loss) of any other Person in which a Minority Interest is owned by such Person based on the ownership of such Person in such other Person.

“Net Rentable Area” means with respect to any Real Estate, the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.

“Note” means has the meaning given that term in Section 2.9(a).

“Notice of Borrowing” means a notice in the form of Exhibit B to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrowers’ request for a borrowing of Loans.

“Notice of Continuation” means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.7 evidencing the Borrowers’ request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.8 evidencing the Borrowers’ request for the Conversion of a Loan from one Type to another Type.

“Obligations” means all indebtedness, obligations and liabilities of the Borrowers to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes, the Letters of Credit or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.

“Participant” has the meaning given that term in Section 12.5.(c).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws if the imposition of such Lien could reasonably be expected to have a Material Adverse Effect) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws or in connection with performance of bids and trade contracts and leases where such Person is the tenant; (c) encumbrances on the Real Estate permitted under the applicable Lease or EPR Senior Property Loan Documents, or consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto which do not materially detract from the value of such property for its intended business use or impair the intended business use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lenders; (f) intercompany Liens among EPR and its Subsidiaries securing intercompany obligations among such Persons that have been subordinated to the Obligations on terms satisfactory to the Agent; (g) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 10.1(k); (h) normal and customary rights of setoff against deposits in favor of banks and other depository institutions; (i) Liens of a collecting bank under Section 4-210 of the Uniform Commercial Code, or similar law, on items in the course of collection; and (j) Liens on assets other than Unencumbered Property provided that such Liens secure Indebtedness or other obligations that may be incurred or maintained without violating Section 9.1 or Section 9.3 or any other provision of this Agreement, including, without limitation, Liens in existence as of the Agreement Date and set forth in Schedule 6.1.(f) and any renewals or refinancings thereof.

“Person” means any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof, including but not limited to the Borrower.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the rate that would otherwise be applicable at such time plus four percent (4.0%).

“Potential Unencumbered Property” means any property of a Borrower which is not at the time included in the Unencumbered Pool and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Agent and the completion and delivery of Eligible Real Estate Qualification Documents.

“Prime Rate” means the rate of interest per annum announced publicly by the Lender then acting as the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.

“Principal Office” means the office of the Agent located at 225 Franklin Street, Boston, Massachusetts, or such other office of the Agent as the Agent may designate from time to time.

“Rating Agency” means each of Moody’s, S&P and Fitch.

“Real Estate” means all real property in which EPR or any of its Subsidiaries has a fee, leasehold, mortgage or other interest, including, without limitation, the Unencumbered Properties.

“Redeemable Preferred Stock” means any preferred stock issued by a Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

“Register” has the meaning given that term in Section 12.5.(e).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“REIT Status” means with respect to EPR its status as a real estate investment trust as defined in Section 856(a) of the Internal Revenue Code.

“Rent Roll” means report prepared by the Borrowers showing for each Unencumbered Property owned or leased by a Subsidiary Borrower its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to the Lenders prior to the date hereof or in such other form as may have been approved by the Agent.

“Replacement Reserve” means (i) With respect to any Real Estate owned or leased by Borrower, an amount equal to twenty cents ($.20) per annum multiplied by the Net Rentable Area of such Real Estate, and (ii) with respect to any Real Estate that is subject to an EPR Senior First Mortgage, an amount equal to twenty cents ($.20) per annum multiplied by Borrowers’ reasonable good faith estimate of what the Net Rentable Area of such Real Estate would have been had such Real Estate been subject to a Lease rather than an EPR Senior First Mortgage.

“Required Lenders” means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans (not held by Defaulting Lenders who are not entitled to vote). Commitments and Loans held by Defaulting Lenders shall be disregarded when determining the Required Lenders.

“Responsible Officer” means with respect to a Borrower or any other Subsidiary, the chief executive officer and the chief financial officer of such Borrower or such Subsidiary.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

“Secured Indebtedness” means Indebtedness secured (via a pledge or otherwise) by a Lien.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and whose accounts are consolidated with those of such Person pursuant to GAAP.

“Subsidiary Borrowers” means, initially, the entities described in Schedule 1.1(A) hereto, each of which is a Wholly Owned Subsidiary of EPR, and, after the Effective Date, any other Wholly Owned Subsidiary of EPR organized under the laws of one of the States of the United States that becomes a Borrower hereunder in compliance with the provisions of Section 7.12.

“Syndication Agents” has the meaning set forth in the Preamble hereto.

“Tangible Net Worth” means the equity of any Person as determined in accordance with GAAP, less the total book value of all assets of such Person properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing.

“Taxes” has the meaning given that term in Section 3.12.

“TDS” means the Toronto Dundas Square project, which is a theatre-anchored project in downtown Toronto, Ontario.

“TDS Pro-Forma Value” means the current quarter’s Dollar denominated NOI, multiplied by 4 and divided by 8%.

“Tenant” means a tenant of a Subsidiary Borrower which leases space in an Unencumbered Property pursuant to a Lease.

“Termination Date” means the earlier of (a) the date on which the Commitments are reduced to zero under Section 2.10 or (b) December 1, 2013.

“Third Party Information” means information provided by or in reliance on information provided by Tenants, EPR Mortgagors, or other independent sources acceptable to Agent, and upon which a Borrower relies and has no knowledge or reason to believe is false, inaccurate or misleading in any respects.

“Titled Agents” means each of the Syndication Agents and the Arrangers, and their respective successors and permitted assigns.

“Total Asset Value” means without duplication, the sum of: (1) unrestricted cash and marketable securities held by EPR and its Subsidiaries; plus (2) Total Real Estate Value; plus (3) non-income producing real estate at cost of EPR and its Subsidiaries, plus (4) Concord Value.

“Total Debt” means with respect to EPR and any of its Subsidiaries, without duplication, all Indebtedness, plus the face amount of any undrawn letters of credit, plus any Contingent Obligations.

“Total Real Estate Value” means EBITDA of EPR and its Subsidiaries for the most recent quarter, with pro forma adjustments for any assets acquired or sold during the relevant period, multiplied by four (4) (which is the annualization factor), and then divided by the applicable capitalization rate. Such capitalization rate shall be 9.00% for all Megaplex Movie Theatres and other Entertainment-Related Retail Improvements (including, without limitation, EPR Senior Property Loans secured by EPR Senior First Mortgages on Megaplex Movie Theatres or Entertainment-Related Retail Improvements), and 10% for assets that are not Megaplex Movie Theatres or other Entertainment-Related Retail Improvements.

“Total Secured Debt” means at any time, for EPR and its Subsidiaries, determined on a Consolidated basis, the sum of the following, but only if any Real Estate, or ownership interest of the owner thereof, is subject to a mortgage, deed of trust, deed to secure debt or similar instrument encumbering such Real Estate, or with respect to an owner of such Real Estate, a pledge of any equity interests in such Person with respect thereto: (i) all Indebtedness plus any other amounts that may constitute indebtedness for borrowed money; (ii) the deferred purchase price of Real Estate (not including escrow deposits given in connection with any such purchase); (iii) all Capitalized Leases in which a Borrower is the tenant; (iv) all obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument; and (v) all Guarantees of Indebtedness incurred by Persons other than for Indebtedness already accounted for in the foregoing clauses (i) – (iv) hereof, and other than the Borrowers and their respective Subsidiaries.

“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Underwriteable Cash Flow” means (1) with respect to Unencumbered Property that is a Megaplex Movie Theatre (whether subject to a Lease or an EPR Senior First Mortgage), determined individually, the lesser of (A) the Unencumbered Property NOI for the trailing 4 quarter period, or (B) the Exhibitor’s EBITDAR for such Unencumbered Property for the trailing 4 quarter period, divided by 1.25 (provided, however, that, if a given Megaplex Movie Theatre has not been in operation for one year, part B will not apply); and (2) with respect to each Unencumbered Property that is not a Megaplex Movie Theatre, the Unencumbered Property NOI for the most recently ended quarter and then annualized; provided, however, that the Underwriteable Cash Flow for TDS shall be valued at the TDS Pro Forma Value.

“Unencumbered Asset Value” means with respect to the Unencumbered Properties, the Aggregate Underwriteable Cash Flow as of the end of the most recent quarter, with pro forma adjustments for any assets acquired or sold during the relevant period, annualized, and then capitalized at the rate of (i) 9% for any Megaplex Movie Theatres and other Entertainment-Related Retail Improvements, and (ii) 10% for all Unencumbered Properties that are not Megaplex Movie Theatres or Entertainment-Related Retail Improvements; provided further that, to the extent not already reflected in Underwriteable Cash Flow, TDS shall be valued at the TDS Pro-Forma Value.

“Unencumbered Pool” means the Eligible Real Estate which have been approved for inclusion in the Unencumbered Pool.

“Unencumbered Property or Unencumbered Properties” means the Eligible Real Estate owned or leased by Subsidiary Borrower or subject to an EPR Senior First Mortgage, to be included in the calculation of the Unencumbered Pool, and which has been or is in the future approved by Agent in its reasonable discretion. Insofar as Unencumbered Property consists of Eligible Real Estate that is subject to an EPR Senior First Mortgage, the term “Unencumbered Property” shall be deemed to refer to such Eligible Real Estate or the related EPR Senior Property Loan, as the context may require. The initial Unencumbered Pool shall consist of the properties described in Schedule 1.1(B) (collectively, the “Initial Eligible Real Estate”). Subsequent to the Effective Date hereunder, the Borrowers may add other Eligible Real Estate or substitute other Eligible Real Estate for all or a portion of the Initial Eligible Real Estate subject to the compliance with the terms of this Agreement.

“Unencumbered Property Net Operating Income (or Unencumbered Property NOI)” means with respect to any Unencumbered Property, for any period, the aggregate of actual recurring “property revenues” earned and received by a Subsidiary Borrower in such period (provided however that any amounts accrued shall only include those amounts not more than 45 days delinquent in arrears) for the Unencumbered Property (including base rent and expense reimbursement, but excluding straight line and percentage rent), (or in the case of Unencumbered Properties subject to EPR Senior First Mortgages, the related mortgage loan interest income) and all as otherwise determined in accordance with GAAP together with recoveries from tenants as determined in accordance with GAAP, all such amounts shall be attributable to such period and accrued according to GAAP, less (i) all “property expenses” consisting solely of expenses incurred or accrued by a Subsidiary Borrower that are directly related to the operation and ownership of such Unencumbered Property, including any real estate taxes, sales taxes, common area maintenance charges, accounting and administration, security, utilities, maintenance, janitorial, premiums for casualty and liability insurance or ground lease payments (excluding from the foregoing expenses for depreciation, amortization, interest and leasing commissions with respect to such Unencumbered Property) actually paid by a Subsidiary Borrower, and (ii) an allowance for property management expenses calculated at the greater of (A) three percent (3.0%) of Base Rent or (B) actual property management expenses (the “Management Expense”), and (iii) the Replacement Reserve (provided that the deduction described in this clause (iii) shall not apply to Unencumbered Property consisting of land under development). If such period is less than a year, expenses described in clause (i) above that are payable less frequently than monthly during the course of a year (e.g., real estate taxes and insurance premiums) shall be adjusted by “straight lining” the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period. In the event that information for the trailing four (4) quarters or for any other period as may be required hereunder, is not available for a Unencumbered Property, then, if such Unencumbered Property is a new theatre or a new Lease executed by a Tenant and a Subsidiary Borrower in connection with the acquisition of a Unencumbered Property, then for purposes of this calculation, “property revenues” shall mean the actual annual base rent on an effective triple net basis for the Unencumbered Property, as provided for in the applicable Lease less the Management Expense and less the Replacement Reserve (or, in the case of a Unencumbered Property encumbered by an EPR Senior First Mortgage, “property revenues” shall mean the actual interest income for the Unencumbered Property). Additionally, as the Unencumbered Property financial information becomes available (i.e. after the Unencumbered Property has been in operation for one quarter, two quarters, etc.) such actual information shall be used, as adjusted, by “annualizing” the amounts so that such amounts are received on a monthly basis over the course of a year and fairly stated for each period, and as further adjusted for “property expenses,” Management Expense and Replacement Reserves.

“Unencumbered Property Replacement” means any substitution, replacement or addition of Unencumbered Property hereunder, pursuant to Section 7.12 or Section 10.2.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

Section 1.2. General; References to Times.

(a) GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrowers notify Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) FFO. If Borrowers notify Agent that the definition of FFO has been amended by the Board of Governors of the National Association of Real Estate Investment Trusts after the date of this Agreement and that Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in FFO or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in FFO or in the application thereof, then such provision shall be interpreted on the basis of FFO as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c) References in this Agreement to “Sections”, “§”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of EPR or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of EPR. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York, New York time.

ARTICLE II. - CREDIT FACILITY

Section 2.1. Loans.

(a) Generally. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers from time to time during the period from the Effective Date to the Termination Date in an aggregate principal amount that will not result in such Lender’s Credit Exposure exceeding such Lender’s Commitment; provided however, that no Lender shall be obligated to make a Loan in excess of such Lender’s Commitment Percentage of the difference between the Availability and the Aggregate Credit Exposure. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrowers may borrow, repay and reborrow Loans hereunder. The Aggregate Credit Exposure outstanding shall not at any time exceed the lesser of (i) the Facility Amount, (ii) the aggregate Commitments, or (iii) the Availability.

(b) Requesting Loans. The Borrowers shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Loans. Each Notice of Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing, including an updated Availability Certificate and Compliance Certificate, and shall be promptly confirmed in writing by the Borrowers pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrowers.

(c) Disbursements of Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender. With respect to Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrowers the amount of such Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrowers no later than 2:00 p.m. on the date and at the account specified by the Borrowers in such Notice of Borrowing.

Section 2.2. Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, the Agent, on behalf of the Lenders, agrees to issue for the account of EPR or one of its Subsidiaries during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date one or more letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the LC Commitment Amount.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to the reasonable approval by the Agent and the Borrowers. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the earlier of (i) the date one year from its date of issuance (or such longer period as the Agent may approve in its sole discretion) or (ii) the Termination Date; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Agent but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Termination Date unless otherwise approved by the Agent and, in connection therewith, the Borrower agrees to pledge and deliver to the Agent cash collateral equal to the face amount of such Letter of Credit no later than thirty (30) days prior to the Termination Date.

(c) Requests for Issuance of Letters of Credit. The Borrowers shall give the Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days (or such shorter period of time as the Agent may approve in its sole discretion) prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrowers shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Agent. Provided the Borrowers have given the notice prescribed by the first sentence of this subsection and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. Upon the written request of the Borrowers, the Agent shall deliver to the Borrowers a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrowers of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand; provided, however, the Agent’s failure to give, or delay in giving, such notice shall not discharge the Borrowers in any respect from the applicable Reimbursement Obligation. The Borrowers hereby unconditionally and irrevocably agree to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.2.(i) such Lender’s Commitment Percentage of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrowers shall advise the Agent whether or not the Borrowers intend to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if they do, the Borrowers shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrowers fail to so advise the Agent, or if the Borrowers fail to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article V. would permit the making of Loans, the Borrowers shall be deemed to have requested a borrowing of Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Loan to be made available to the Agent not later than 1:00 p.m. and (ii) if such conditions would not permit the making of Loans, the provisions of subsection (j) of this Section shall apply. The limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Agent’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for, and the Borrowers’ obligations in respect of the Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Agent or any Lender any liability to the Borrowers or any Lender. In this regard, the obligation of the Borrowers to reimburse the Agent for any drawing made under any Letter of Credit, and to repay any Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between any Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrowers’ Reimbursement Obligations; provided, however, that nothing in this sentence shall affect any rights or defenses the Borrowers may have with respect to any act or omission by the Agent or any Lender in connection with any Letter of Credit, including, without limitation, any drawing thereunder, to the extent such act or omission constitutes gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Notwithstanding anything to the contrary contained in this Section or Section 12.9., but not in limitation of the Borrowers’ unconditional obligation to reimburse the Agent for any drawing made under a Letter of Credit as provided in this Section and to repay any Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrowers shall have no obligation to indemnify the Agent or any Lender in respect of any liability incurred by the Agent or such Lender arising solely out of the gross negligence or willful misconduct of the Agent or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrowers may have with respect to the gross negligence or willful misconduct of the Agent or any Lender with respect to any Letter of Credit.

(h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Required Lenders (or all of the Lenders if required by Section 12.6.) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrowers shall pay the Fees, if any, payable under the last sentence of Section 3.6.(b).

(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Agent with respect to such Letter of Credit, and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender’s Commitment Percentage of the Agent’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrowers in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrowers in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the third and last sentences of Section 3.6.(b)). Notwithstanding the foregoing, in the event of a default in any Lender’s obligations to fund under this Agreement exists or any Lender is at such time an Impacted Lender, the Agent shall have the right, but not the obligation, to refuse to issue any Letter of Credit unless the Agent has entered into satisfactory arrangements with the Borrowers and/or such Impacted Lender to eliminate the Agent’s risk with respect to such Impacted Lender

(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.2.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing. If the notice referenced in the second sentence of Section 2.2.(e) is received by a Lender not later than 11:00 a.m., then such Lender shall make such payment available to the Agent not later than 2:00 p.m. on the date of demand therefor; otherwise, such payment shall be made available to the Agent not later than 1:00 p.m. on the next succeeding Business Day. Each Lender’s obligation to make such payments to the Agent under this subsection, and the Agent’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of any Borrower, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1(h), Section 10.1(i) or Section 10.1(j) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. The Agent shall periodically deliver to the Lenders information setting forth the Stated Amount of all outstanding Letters of Credit. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.2.(j).

Section 2.3. Rates and Payment of Interest on Loans.

(a) Rates. The Borrowers promise to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii) during such periods as such Loan is a LIBOR Loan, at Adjusted LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrowers shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrowers hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. Accrued and unpaid interest on each Loan shall be payable on the third day of each calendar month, provided if such day is not a Business Day, interest shall be due on the next succeeding Business Day. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrowers. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrowers for all purposes, absent manifest error.

Section 2.4. Number of Interest Periods.

There may be no more than six (6) different Interest Periods for LIBOR Loans outstanding at the same time.

Section 2.5. Repayment of Loans.

The Borrowers shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.

Section 2.6. Prepayments.

(a) Optional. Subject to Section 4.4., the Borrowers may prepay any Loan at any time without premium or penalty. The Borrowers shall give the Agent at least one Business Day’s prior written notice of the prepayment of any Loan.

(b) Mandatory. If at any time the Aggregate Credit Exposure exceeds the aggregate amount of the Commitments in effect at such time, the Borrowers shall promptly (and in any event, within 2 Business Days after notice thereof from the Agent) pay to the Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations. If the Borrowers are required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrowers shall pay all amounts due under Section 4.4.

Section 2.7. Continuation.

So long as no Event of Default shall exist, the Borrowers may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrowers giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrowers of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrowers once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrowers shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if an Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.8. or the Borrowers’ failure to comply with any of the terms of such Section. Notwithstanding anything in this Agreement to the contrary, if a Default exists at the time of a Continuation of a Loan, the Interest Period for such continued Loan shall not exceed one month.

Section 2.8. Conversion.

The Borrowers may on any Business Day, upon the Borrowers’ giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if an Event of Default shall exist. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrowers shall pay accrued interest to the date of Conversion on the principal amount so Converted (with such interest being payable at the time provided in Section 2.3(b)). Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrowers once given. Notwithstanding anything in this Agreement to the contrary, if a Default exists at the time of a Conversion of a Base Rate Loan to a Libor Loan, the Interest Period for such Libor Loan shall not exceed one month.

Section 2.9. Notes.

(a) Note. The Loans made by each Lender shall, in addition to this Agreement, if requested by such Lender, also be evidenced by a promissory note of the Borrowers substantially in the form of Exhibit E (each a “Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

(b) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrowers, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrowers under any of the Loan Documents.

(c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrowers of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrowers, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrowers shall at their own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.10. Voluntary Reductions of the Commitment.

The Borrowers shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of LC Exposure) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent; provided, however, if the Borrowers seek to reduce the aggregate amount of the Commitments below $100,000,000, then the Commitments shall all automatically and permanently be reduced to zero. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced may not be increased or reinstated.

Section 2.11. Expiration or Maturity Date of Letters of Credit Past Termination Date.

If on the date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrowers shall, on such date, pay to the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account.

Section 2.12. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Agent shall not be required to issue a Letter of Credit and no reduction of the Commitments pursuant to Section 2.10. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Commitments the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all LC Exposure, would exceed the aggregate amount of the Commitments at such time.

Section 2.13. Joint and Several Liability.

(a) The obligations of the Borrowers hereunder and under the other Loan Documents to which any Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the “Obligations,” regardless of whether incurred by such Borrower or any other Borrower, and all of the other obligations and liabilities of the other Borrowers hereunder and under the other Loan Documents.

(b) Each of the Borrowers represents and warrants to the Agent and the Lenders that the Borrowers, though separate legal entities, have a commonality of interests in their respective financing needs and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c) None of the Lenders or the Agent shall be obligated or required before enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against any other Borrower or any other Person or commence any suit or other proceeding against any other Borrower or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any other Borrower or any other Person; or (c) to make demand of any other Borrower or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations.

(d) The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, a Borrower, and without discharging such Borrower from its obligations hereunder, take any of the following actions: (i) amend, modify, alter or supplement the terms of any of the Obligations of any other Borrower, including, but not limited to, extending or shortening the time of payment of any such Obligations or changing the interest rate that may accrue on any of such Obligations, provided that such other Borrower or the Borrower Representative consents to such amendment, modification or the like; (ii) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations and in which any other Borrower has rights; (iii) release any other Borrower or any other Person liable in any manner for the payment or collection of the Obligations; (iv) exercise, or refrain from exercising, any rights against any other Borrower or any other Person; and (v) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders shall elect.

(e) It is the intent of each Borrower, the Agent and the Lenders that in any proceeding of the types described in Section 10.1(h), Section 10.1(i) or Section 10.1(j), a Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders) to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders) shall be determined in any such proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

(f) Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of the other Borrowers, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that none of the Agent or the Lenders shall have any duty whatsoever to advise any Borrower of information regarding such circumstances or risks.

Section 2.14. The Increased Loan Amount.

(a) Request for Increase. During the term of the Facility, the Borrowers shall have the option to increase the Facility Amount by a maximum aggregate amount of up to $100,000,000.00 (the “Increase Option”). The Borrowers may exercise the Increase Option at any time and from time to time by providing notice to the Agent (which shall promptly notify the Lenders), provided however, (a) that at the time of the exercise of such option, there is no Default or Event of Default which shall have occurred and be continuing; (b) in no event shall the existence of this Increase Option be deemed a commitment on the part of the Lenders until such time as such Lender in writing increases its commitment or a new Lender issues a written commitment for any such amounts in excess of the existing $320,000,000.00 committed Facility Amount, and then in such event, such increase to the Facility Amount shall only be to the extent of the increased commitment or new commitment amounts; (c) at the time of sending such notice, the Borrowers (in consultation with the Agent) shall specify a reasonable time period within which each Lender is requested to respond as to whether such Lender agrees to increase the amount of its Commitment in accordance with Section 2.14(b); (d) any such increase shall be in a minimum amount of $10,000,000.00 with minimum increments of $5,000,000.00 above that amount, and a maximum aggregate increase of $100,000,000.00; and (e) any such increase shall be integrated into this Agreement and shall be subject to the same terms and conditions as this Agreement, except as otherwise provided in Section 2.14(e)(vi).

(b) Lender Elections to Increase. Each Lender shall notify the Agent within such time period specified in said notice, whether or not it agrees, in its sole discretion, to increase its Commitment and, if so, by what amount (which need not be its pro rata share thereof). Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Agent; Additional Lenders. The Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase in the Facility Amount and subject to the approval of the Agent and the Agent (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent and its counsel.

(d) Effective Date and Allocations. If the aggregate Commitments (including due to new Commitments by additional Lenders) are increased in accordance with this Section 2.14, the Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Borrowers and the Lenders (including any additional Lenders) of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. Any increase in the Facility Amount pursuant to this Section 2.14 shall be subject to the following conditions:

(i) The Borrowers shall have paid to (A) the Agent, such fees as shall be due to Agent at such time under the Fee Letter, and (B) to each Lender, such fees, if any, as shall have been agreed upon by the Borrowers and the Agent.

(ii) As of the Increase Effective Date, no Default or Event of Default then exists and is continuing or would result from such increase in the Facility Amount (including on a pro forma basis relative to financial covenant compliance).

(iii) The Borrowers shall have delivered to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) (A) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase (which resolutions may be contained in the resolutions adopted by the Borrowers in connection with the initial Loan made under this Agreement or, in the case of a Person that becomes a Subsidiary Borrower after the Effective Date, in connection with the execution and delivery of a Joinder Agreement by such Person), and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties of the Borrowers in this Agreement and in each other Loan Document are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, to the knowledge of the Borrowers, they are true and correct as of such earlier date, and except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and changes occurring in the ordinary course of business (in each case to the extent not constituting a Default or Event of Default), (2) no Default or Event of Default exists and is continuing or would result from such increase in the Facility Amount (including on a pro forma basis relative to financial covenant compliance), and (3) the incurrence of Indebtedness in an aggregate principal amount equal to the full Facility Amount after giving effect to all Commitment increases and new Commitments would not result in a breach of, or a default under, any agreement to which any Borrower is a party.

(iv) The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 4.4) to the extent necessary to keep the outstanding Loans ratable with any revised Commitment allocations arising from any nonratable increase in the Commitments under this Section 2.14. Notwithstanding any provisions of this Agreement to the contrary, the Borrowers may borrow from the Lenders providing such increase in the Commitments (on a non pro rata basis with Lenders not providing such increase) in order to fund such prepayment.

(v) The Borrowers will execute and deliver to each applicable Lender that requests one, a new Note in the appropriate stated amount, and will execute and deliver or otherwise provide to the Agent and the Lenders such other documents and instruments consistent with the terms of this Agreement, as the Agent or Lenders reasonably may require.

(vi) Any such increase shall be integrated into the Facility as either (A) an increase to the Facility, (B) a new revolving tranche having the same terms (excluding pricing, commitment fee amounts and the Termination Date) as the Facility or (C) any combination thereof satisfactory to Borrower, Agent and the Lenders providing the new commitments.

(f) The provisions of this Section 2.14 shall not constitute a “commitment” to lend, and the Commitments of the Lenders shall not be increased except in accordance with, and until satisfaction of the provisions of this Section 2.14 and actual increase of the Commitments as provided herein.

Section 2.15. Borrower Representative.

Each of the Borrowers hereby appoints the Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans as described in Articles II and III). Each of the Borrowers acknowledges and agrees that (a) the Borrower Representative may execute such documents on behalf of any of the Borrowers as the Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by the Borrower Representative on its behalf, (b) any notice or other communication delivered by the Agent or any Lender hereunder to the Borrower Representative shall be deemed to have been delivered to each of the Borrowers and (c) the Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower Representative on behalf of the Borrowers (or any of them). The Borrowers must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with the Agent or the Lenders, such Borrower shall do so through the Borrower Representative.

ARTICLE III. - PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.4., the Borrowers may, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrowers hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) and 2.2.(e) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a) and the first sentence of Section 3.6.(b) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.10. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by the Borrowers shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Loans by the Borrowers shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous; and (e) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.2., shall be pro rata in accordance with their respective Commitments.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrowers under this Agreement, or shall obtain payment on any other Obligation owing by the Borrowers through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrowers to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Minimum Amounts.

(a) Borrowings and Conversions. Except as otherwise provided in Section 2.2.(e), each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000.00 and integral multiples of $100,000.000 in excess thereof. Each borrowing of, Conversion to and Continuation of LIBOR Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $100,000.00 in excess of that amount.

(b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess thereof (or, if less, the aggregate principal amount of Loans then outstanding).

(c) Reductions of Commitments. Each reduction of the Commitments under Section 2.10. shall be in an aggregate minimum amount of $10,000,000.00 and integral multiples of $5,000,000.00 in excess thereof.

(d) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $100,000.00.

Section 3.6. Fees.

(a) Unused Fee. During the period from the Effective Date to but excluding the Termination Date, the Borrowers agree to pay to the Agent for the account of the Lenders an unused facility fee with respect to the difference between Facility Amount and the Aggregate Credit Exposure (the “Unused Amount”). Such fee shall be computed by multiplying the Unused Amount by the rate of (i) 40 basis points per annum to the extent the Unused Amount is less than fifty percent (50%) of the Facility Amount, and (b) 50 basis points per annum to the extent the Unused Amount is equal to or greater than fifty percent (50%) of the Facility Amount, calculated daily (based on the number of days elapsed in a 360-day year). Such fee shall be payable in arrears the last day of March, June, September and December in each year. Any such accrued and unpaid fee shall also be payable on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.

(b) Letter of Credit Fees. The Borrowers agree to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, with the first payment being due on June 30, 2010, (ii) the Termination Date, (iii) the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. In addition, the Borrowers shall pay to the Agent for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit equal to the greater of (i) $1,000.00 or (ii) one eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit (A) for the period from and including the date of issuance of such Letter of Credit through and including the expiration date of such Letter of Credit and (B) if the expiration date of any Letter of Credit is extended (whether as a result of the operation of an automatic extension clause or otherwise), for the period from but excluding the previous expiration date to and including the extended expiration date. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance (or in the case of an extension of the expiration date, on the previous expiration date). The Borrowers shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(c) Administrative and Other Fees. The Borrowers agree to pay the administrative and other fees of the Agent as may be agreed to by the Borrowers and the Agent from time to time.

Section 3.7. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by any Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify the respective Lender in writing that the Borrowers elect to have such excess sum returned to them forthwith. It is the express intent of the parties hereto that the Borrowers not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrowers under Applicable Law.

Section 3.9. Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.3.(a)(i) and 2.3(a)(ii), except as otherwise may be the case under Section 2.14(e)(vi). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any

Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10. Statements of Account.

The Agent will account to the Borrowers monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrowers absent manifest error unless the Borrowers provide written notice to the Agent, within 90 days after receipt of such statement, specifying in reasonable detail those portions of such statement as to which the Borrowers object and the grounds for such objection. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrowers from any of their obligations hereunder.

Section 3.11. Defaulting Lenders.

(a) Generally. If for any reason any Lender (a “Defaulting Lender”) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrowers under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended during the pendency of such failure or refusal, but such Defaulting Lender shall retain its approval rights with respect to any matters set forth in Sections 12.6(b)(i) and (iv) below. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrowers may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in any state court located in the Borough of Manhattan, New York, New York or any federal court located in the Southern District of New York to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon such Defaulting Lender’s curing of its default. A Defaulting Lender’s rights to fully participate in Lender decision-making and to fully participate in payments due from Borrower shall be restored only upon the payment by such Defaulting Lender of the amounts as to which it is delinquent.

(b) Purchase or Cancellation of Defaulting Lender’s Commitment. Any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrowers no sooner than 2 Business Days and not later than 5 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such 5th Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrowers may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(d) for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption Agreement and, notwithstanding Section 12.5.(d), shall pay to the Agent an assignment fee in the amount of $7,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrowers to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrowers under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrowers. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

Section 3.12. Taxes.

(a) Taxes Generally. All payments by the Borrowers of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes imposed on or measured by the assets, net income, receipts or branch profits of any Lender or the Agent, (iii) any taxes (other than withholding taxes) with respect to the Agent or a Lender that would not be imposed but for a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), and (iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Agent or a Lender, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes fees, duties, levies, imposts, charges, deductions, withholdings or other charges or required by the immediately following subsection (c) to be furnished by the Agent or such Lender, as applicable (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrowers will:

(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b) Tax Indemnification. If the Borrowers fail to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

(c) Tax Forms. Prior to the date that any Foreign Lender becomes a party hereto, such Foreign Lender shall deliver to the Borrowers and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Foreign Lender establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code. Each such Foreign Lender shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrowers or the Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrowers or the Agent. The Borrowers shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Foreign Lender or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Foreign Lender or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Foreign Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Foreign Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.

ARTICLE IV. - YIELD PROTECTION, ETC.

Section 4.1. Additional Costs; Capital Adequacy.

(a) Additional Costs. The Borrowers shall promptly pay to the Agent for the account of each affected Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of Adjusted LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(b) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrowers (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

(c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrowers under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable, in each case after the Agreement Date, any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrowers shall pay promptly, and in any event within 3 Business Days of demand, to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

(d) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrowers of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, except as otherwise provided below, the failure of the Agent or any Lender to give such notice shall not release the Borrowers from any of their obligations hereunder (and in the case of a Lender, to the Agent). The Agent or such Lender agrees to furnish to the Borrowers (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section, in each case within three months after the effective date of the Regulatory Change or other circumstance giving rise to such requested compensation (and, should such certificate not be furnished within such three-month period, the Borrowers shall not be liable for any Additional Costs or compensation related to such Regulatory Change or other circumstance). Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith and otherwise in accordance with this Agreement.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of Adjusted LIBOR for any Interest Period:

(a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or

(b) the Agent reasonably determines (which determination shall be deemed presumptively correct) that, due to changes not reasonably foreseeable on the Agreement Date, Adjusted LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrowers shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).

Section 4.4. Compensation.

The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrowers for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrowers’ request, any Lender requesting compensation under this Section shall provide the Borrowers with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12. or 4.1., and the Required Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3. but the obligation of the Required Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrowers may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(d) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrowers of their rights under this Section shall be at the Borrowers’ sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrowers’ obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12. or 4.1. with respect to periods up to the date of replacement.

Section 4.6. Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1. or 4.3. that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.7. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12., 4.1. or 4.3. to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

ARTICLE V. - CONDITIONS PRECEDENT

Section 5.1. Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

(a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i) Counterparts of this Agreement executed by each of the parties hereto;

(ii) Notes executed by the Borrowers, payable to each Lender (if requested by such Lender) and complying with the applicable provisions of Section 2.9;

(iii) An opinion of counsel to the Borrowers, addressed to the Agent and the Lenders, in form and substance acceptable to Agent’s counsel;

(iv) A copy, certified as of a recent date by the appropriate officer of each State in which each Borrower is organized, and a duly authorized officer or similar representative of such Borrower, as applicable, to be true and complete, of the corporate charter or other formation document of the such Borrower as in effect on such date of certification;

(v) A certificate of good standing or certificate of similar meaning with respect to each Borrower issued as of a recent date by the Secretary of State of the state of formation of each such Borrower and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Borrower is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vi) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Borrower with respect to each of the officers of such Borrower authorized to execute and deliver the Loan Documents to which such Borrower is a party, and in the case of the Borrower Representative, each of the officers of such Person authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;

(vii) Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Borrowers of (i) the by-laws of such Borrower, if a corporation, the operating agreement of such Borrower, if a limited liability company, the partnership agreement of such Borrower, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(viii) The Fees then due and payable under Section 3.6(c)., and any other Fees payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date;

(ix) A Compliance Certificate and an Availability Certificate calculated as of the Effective Date (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date);

(x) A letter from the agent under the Existing Credit Agreements, and from the lender under the existing loan secured by TDS, providing information regarding the payment in full of amounts outstanding thereunder and providing for the termination thereof (including the termination of all Liens securing such credit facilities);

(xi) The Eligible Real Estate Qualification Documents required by the Agent for each Unencumbered Property included in the Unencumbered Pool as of the Effective Date shall have been delivered to the Agent at the Borrowers’ expense and shall be in form and substance satisfactory to the Agent;

(xii) Such due diligence with respect to the Unencumbered Pool as the Agent may reasonably require; and

(xiii) Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.

(b) In the good faith judgment of the Agent and the Lenders:

(i) There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning EPR and its Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect (except as set forth in Schedule 6.1(i)), or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Borrower to fulfill its obligations under the Loan Documents to which it is a party;

(iii) EPR and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which any Borrower is a party or by which any of its properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Borrower to fulfill its obligations under the Loan Documents to which it is a party; and

(iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2. Conditions Precedent to All Loans and Letters of Credit.

The obligations of the Lenders to make any Loans and of the Agent to issue Letters of Credit are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by the Borrowers in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. Each Credit Event shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrowers otherwise notify the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrowers shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in this Article V. have been satisfied or waived in accordance with the terms of this Agreement.

ARTICLE VI. - REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrowers represent and warrant to the Agent and each Lender as follows:

(a) Organization; Power; Qualification. EPR and each of its Subsidiaries is a trust, corporation, partnership, limited liability company or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization; except where the failure to have such power or authority or to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

(b) Ownership Structure. As of the Agreement Date, Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of EPR setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) the identity of EPR and each other Subsidiary of EPR holding any Equity Interests in such Subsidiary and, in the case of a Subsidiary that is not a Wholly Owned Subsidiary, to the Borrowers’ knowledge the identity of the holder(s) of the other Equity Interests in such Subsidiary, (iii) a summary description of the nature of the Equity Interests held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in such Schedule, as of the Agreement Date (i) each of EPR and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) with respect to each such Subsidiary Borrower, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Subsidiary. As of the Agreement Date, Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of EPR, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by EPR.

(c) Authorization of Agreement, Etc. Each Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each Borrower has the right and power, and has taken all necessary action, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with its terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Borrower is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d) Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which any Borrower is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Borrower, or any indenture, agreement or other instrument to which any Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower.

(e) Compliance with Law; Governmental Approvals. EPR and each of its Subsidiaries is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including, without limitation, Environmental Laws) relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause an Event of Default or have a Material Adverse Effect.

(f) Title to Properties; Liens. As of the Agreement Date, Schedule 6.1.(f) is a complete and correct listing of all real property owned or leased by EPR or its Subsidiaries or with respect to which EPR or one of its Subsidiaries holds an EPR Senior First Mortgage or similar mortgage. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, or, in the case of real estate subject to an EPR Senior First Mortgage or similar mortgage, a valid mortgage lien on, its respective assets. As of the Agreement Date, there are no Liens against any assets of any Borrower except for Permitted Liens.

(g) Existing Indebtedness. Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of EPR and its Subsidiaries the outstanding principal amount of which exceeds $1,000,000, including without limitation, Guarantees of EPR and its Subsidiaries, and indicating whether such Indebtedness is Secured Indebtedness.

(h) Material Contracts. Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts, other than, to the extent constituting Material Contracts, (i) any agreements or other contracts in the nature of loan agreements or other loan documents which evidence, secure or otherwise relate to any Indebtedness described in Schedule 6.1(g), or which evidence or otherwise relate to the Bonds, and (ii) any lease, mortgage or similar financing documents whereby EPR or one or more of its Subsidiaries is a lessor, mortgagee or the like (including, without limitation, any Leases and EPR Senior Property Loan Documents). No event or condition exists which, with the giving of notice, the lapse of time, or both, would permit any party to any such Material Contract to terminate such Material Contract (other than any termination right in favor of EPR or any of its Subsidiaries).

(i) Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrowers, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting EPR or any of its Subsidiaries or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to EPR or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(j) Taxes. All federal, state and other tax returns of EPR and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon any such Person and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement Date, no Borrower has received notice of any United States income tax returns of EPR or any of its Subsidiaries being under an audit. All charges, accruals and reserves on the books of EPR and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k) Financial Statements. EPR has furnished to each Lender copies of (i) the audited consolidated balance sheet of EPR and its consolidated Subsidiaries for the fiscal year ending December 31, 2009, and the related audited consolidated statements of operations, cash flows and changes in shareholders’ equity for the fiscal year ending on such dates, with the opinion thereon of KPMG, and (ii) the unaudited consolidated balance sheet of EPR and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2010, and the related unaudited consolidated statements of operations and cash flows of EPR and its consolidated Subsidiaries for the fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of EPR and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Except as may be set forth in the Schedules to this Agreement or the financial statements described above, neither EPR nor any of its Subsidiaries has on the Agreement Date any contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, in each case, that is material and that would be required to be set forth in its financial statements or in the notes thereto.

(l) No Material Adverse Change; Solvency. Since March 31, 2010, there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of EPR and its Subsidiaries taken as a whole. Each of the Borrowers is Solvent.

(m) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(n) Not Plan Assets; No Prohibited Transaction. No assets of any Borrower constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute non-exempt “prohibited transactions” under ERISA or the Internal Revenue Code.

(o) Absence of Defaults. Neither EPR nor any of its Subsidiaries is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by EPR or any of its Subsidiaries under any agreement (other than this Agreement) or judgment, decree or order to which EPR or any of its Subsidiaries is a party or by which any such Persons or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Environmental Laws. EPR and each of its Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) EPR is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to EPR or any of its Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to EPR’s knowledge, threatened, against EPR or any of its Subsidiaries relating to any Environmental Laws.

(q) Investment Company; Public Utility Holding Company. Neither EPR nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r) Margin Stock. Neither EPR nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and not more than 25% of the value of the assets of the Borrower is comprised of margin stock.

(s) Affiliate Transactions. Except as is not prohibited by Section 9.11., neither EPR nor any of its Subsidiaries is a party to any transaction with an Affiliate.

(t) Intellectual Property. EPR and each of its Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person; except where any such failure to own or to have the right to use Intellectual Property, or existence of a conflict with the rights of others, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. EPR and each of its Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by EPR or any of its Subsidiaries, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by EPR and its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of EPR or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(u) Business. As of the Agreement Date, the Borrowers are engaged in the business of acquiring, owning, leasing, making mortgage loans against, financing, managing and otherwise dealing in real estate (including, without limitation, Eligible Real Estate) and related personal property, together with other business activities incidental thereto.

(v) Broker’s Fees. Neither EPR nor any of its Subsidiaries have entered into any agreement providing for the payment of any broker’s or finder’s fee, commission or similar compensation with respect to the transactions contemplated hereby or any ancillary transactions. The foregoing does not include any agency, syndication or other fees permitted to be paid pursuant to the terms of this Agreement or the other Loan Documents.

(w) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, EPR or any of its Subsidiaries in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to EPR and its Subsidiaries taken as a whole or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of EPR or any of its Subsidiaries in connection with, pursuant to or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). All financial projections and other forward looking statements prepared by or on behalf of EPR or any of its Subsidiaries that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions as of the date of such information; provided, however, the Agent and the Lenders recognize that such projections as to future events are not to be viewed as facts or guarantees of future performance and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the Effective Date, no fact is known to any Borrower which has had, or may in the future have (so far as such Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.

(x) REIT Status. EPR is a Maryland real estate investment trust duly organized pursuant to a Declaration of Trust filed with the Maryland Department of Assessments and Taxation, and is in good standing under the laws of Maryland. EPR conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, Section 856 of the Internal Revenue Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder. EPR (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and duly authorized to do business in the jurisdictions where the Unencumbered Properties directly owned or leased by it are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of EPR. EPR has not taken any action that would prevent it from maintaining its qualification as a REIT for its tax year ending December 31, 2009, or as of the date of this Agreement, from maintaining such qualification at all times during the term of the Loan.

(y) SEC Filings. EPR has made all filings with and obtained all consents of the Securities and Exchange Commission as required, if any, under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by EPR of each of the Obligations incurred in connection with the Loan Documents.

(z) Foreign Assets Control. To the knowledge of EPR and the Borrowers after due inquiry, none of the Borrower, any Subsidiary or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of EPR or any of its Subsidiares to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any such statement contained in any certificate, financial statement or other instrument delivered by or on behalf of EPR or any of its Subsidiares prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Borrowers in favor of the Agent or any of the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

Section 6.3. Applicability of Representations and Warranties to City Center Project.

Notwithstanding anything herein to the contrary, the representations, warranties and other provisions contained in this Article VI shall not apply to LC White Plains Recreation, LLC or LC White Plains Retail, LLC so long as such entities (if deemed Subsidiaries) have an ownership, ground lease or similar interest in the City Center Project. However, such representations, warranties and other provisions shall apply if EPR or a Subsidiary Borrower becomes obligated for the City Center Debt or a refinancing thereof.

ARTICLE VII. - AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Required Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6., the Borrowers shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7., EPR shall, and shall cause each of its Subsidiaries to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law and Material Contracts.

EPR shall, and shall cause each of its Subsidiaries to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

Section 7.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, EPR shall, and shall cause each of its Subsidiaries to, (a) protect and preserve all of its respective material properties, including, but not limited to, material Intellectual Property, and maintain in good repair, working order and condition all material tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.3 shall impose any duty on EPR or any of its Subsidiaries to the extent that, pursuant to the terms of the applicable Leases or EPR Senior Property Loan Documents or other applicable lease or mortgage documents, the tenant or mortgagor, as applicable, with respect to the relevant property is obligated to perform such duties or whereby, pursuant to the terms of such documents, EPR or any of its Subsidiaries does not have the right to access such property or is otherwise prohibited from performing such duties.

Section 7.4. Conduct of Business.

The Borrowers shall carry on their respective businesses as described in Section 6.1.(u).

Section 7.5. Insurance.

EPR shall, and shall cause each of its Subsidiaries to, maintain insurance on its real property assets with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law; provided, however, that nothing in this Section 7.5 shall impose any duty on EPR or any of its Subsidiaries to maintain any such insurance to the extent that, pursuant to the terms of the applicable Leases or EPR Senior Property Loan Documents or other applicable lease or mortgage documents, the tenant or mortgagor, as applicable, is obligated to provide any such insurance or whereby such risks, or portions thereof, may be covered by self-insurance. EPR shall, and shall cause each of its Subsidiaries to, deliver to the Agent, upon its request from time to time, a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.6. Payment of Taxes and Claims.

EPR shall, and shall cause each of its Subsidiaries to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the applicable Borrower, or Subsidiary, in accordance with GAAP.

Section 7.7. Visits and Inspections.

EPR shall, and shall cause each of its Subsidiaries to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, and as often as may be reasonably requested, but only during normal business hours, to: (a) visit and inspect all properties of EPR and its Subsidiaries to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, EPR shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of EPR or any of its Subsidiaries with its accountants. The exercise by the Agent or a Lender of its rights under this Section shall be at the expense of the Agent or such Lender, as the case may be, unless an Event of Default shall exist in which case it shall be at the expense of the Borrowers.

Section 7.8. Use of Proceeds; Letters of Credit.

The Borrowers shall use the proceeds of the Loans and the Letters of Credit for general corporate purposes, including the repayment of the Indebtedness under the Existing Agreements, repayment of the Indebtedness secured by TDS, payment of closing costs and fees, the acquisition, renovation and improvement of real property, the making of mortgage loans against real property, and for other purposes consistent with the business activities described in Section 6.1(u). No part of the proceeds of any Loan or Letter of Credit will be used (a) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (b) to finance any operations in, finance investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity.

Section 7.9. Environmental Matters.

EPR shall, and shall cause each of its Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If EPR or any of its Subsidiaries: (a) receives notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receives notice that any administrative or judicial complaint or order has been filed or is about to be filed against EPR or any of its Subsidiaries alleging violations of any Environmental Law or requiring EPR or any of its Subsidiaries to take any action in connection with the release of Hazardous Materials or (c) receives any notice from a Governmental Authority or private party alleging that EPR or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrowers shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by EPR or any of its Subsidiaries. EPR shall, and shall cause each of its Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws (other than any such Liens that constitute Permitted Liens).

Section 7.10. Books and Records.

EPR shall, and shall cause each of its Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP. Each Borrower will maintain its chief executive office at 30 West Pershing Road, Suite 201, Kansas City, MO 64108, or at such other place in the United States of America as the Borrowers shall designate prior to any such change in location by written notice to the Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents may be given or made.

Section 7.11. Further Assurances.

The Borrowers shall, at the Borrowers’ cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.12. Replacement or Addition of Unencumbered Properties.

(a) After the Effective Date, the Borrowers shall have the right, subject to the consent of the Agent, not to be unreasonably withheld, and the satisfaction by the Borrowers of the other conditions set forth in this Section 7.12, to add Potential Unencumbered Property to the Unencumbered Pool (including, without limitation, Potential Encumbered Property owned by a Subsidiary that, prior to such addition, was not a Subsidiary Borrower) or to replace any Unencumbered Property with a Potential Unencumbered Property. The addition or replacement of Potential Unencumbered Property to or for the then existing Unencumbered Property shall be referred to as “Unencumbered Property Replacement”. In the event the Borrowers desires to effect an Unencumbered Property Replacement as aforesaid, the Borrowers shall provide written notice to the Agent of such request (which the Agent shall promptly furnish to the Lenders), together with all other Eligible Real Estate Qualification Documents. No Potential Unencumbered Property shall be included as Unencumbered Property unless and until the Agent determines that the following conditions precedent shall have been satisfied:

(i) such Potential Unencumbered Property shall be Eligible Real Estate;

(ii) the Borrowers shall have executed and/or delivered to the Agent all Eligible Real Estate Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent in its reasonable discretion including, in the case of a Subsidiary that is not already a party to this Agreement as a Subsidiary Borrower, a Joinder Agreement executed by such Subsidiary, together with such organizational documents, directors’ or comparable resolutions, secretary’s, incumbency and like certificates, opinions of counsel and other documents as the Agent may reasonably request; and

(iii) after giving effect to the inclusion of such Potential Unencumbered Property, each of the representations and warranties made by or on behalf of the Borrowers contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the replacement or addition of Unencumbered Properties, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing, and the Agent shall have received a certificate of the Borrowers to such effect.

(iv) without limiting any of the foregoing, upon the occurrence of a Unencumbered Property Replacement, Borrowers must provide to Agent an Availability Certificate reflective of the contemplated transaction evidencing that the Aggregate Credit Exposure does not exceed the Availability.

(v) Borrowers shall pay any and all reasonable out-of-pocket expenses and costs, including attorneys’ fees, incurred by Agent in connection with review and/or closing of the Potential Unencumbered Property.

The decision of the Agent to grant or withhold its consent to the acceptance of Potential Unencumbered Property under this Section 7.12 shall be based on the factors set forth in this Section 7.12 and any other provisions of this Agreement relating to Eligible Real Estate and Unencumbered Properties.

Section 7.13. Removal of Unencumbered Property.

Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 7.13), subject to the consent of the Agent in its reasonable discretion, the Borrowers shall be permitted to remove an Unencumbered Property from the Unencumbered Pool upon the request of the Borrowers and subject to and upon the following terms and conditions:

(a) the Borrowers shall deliver to the Agent written notice of their desire to remove such property not later than three (3) Business Days prior to the date on which such removal is to be effected;

(b) the Borrowers shall submit to the Agent with such request, an Availability Certificate reflective of the contemplated transaction evidencing that the Aggregate Credit Exposure does not exceed the Availability;

(c) the Borrowers shall pay all reasonable costs and expenses of the Agent in connection with such removal, including without limitation, reasonable attorney’s fees;

(d) the Borrowers shall pay to the Agent for the account of the Lenders, such amount as is necessary to provide that the Aggregate Credit Exposure does not exceed the Availability after giving effect to such removal; said removal price shall be applied to reduce the outstanding principal balance of the Loans as provided in Section 3.1.

If a Subsidiary Borrower complies with the provisions of this Section 7.13 and, after giving effect to the removal of its Unencumbered Property from the Unencumbered Pool, such Subsidiary Borrower does not own or otherwise have an interest in any other property in the Unencumbered Pool, the Agent, if so requested by such Subsidiary Borrower and at the Borrowers’ expense, shall release such Subsidiary Borrower from the provisions of this Agreement, the Notes and the other Loan Documents all as if such Subsidiary Borrower was never a party hereto or thereto; provided, however, that (i) in no event shall the Agent be obligated to effectuate any such release if a Default or Event of Default then exists, and (ii) no such release shall relieve such Subsidiary Borrower from any indemnification or other obligations that are to survive the termination of this Agreement as provided in Section 12.10.

Section 7.14. REIT Status.

EPR shall at all times maintain its status as a REIT.

Section 7.15. Exchange Listing.

EPR shall maintain at least one class of common shares of EPR having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

Section 7.16. Distributions of Income to EPR.

EPR shall cause its Subsidiaries to promptly distribute to EPR (but not less frequently than once each fiscal quarter of EPR, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices, or reserves required under applicable loan covenants; provided however, that in the event that (i) an Event of Default shall have occurred and be continuing, and the maturity of the Obligations has been accelerated, or (ii) there shall have occurred and be continuing, an Event of Default under any of Sections 10.1(a), 10.1(b), 10.1(h), 10.1(i), or 10.1(j), then no Subsidiary Borrower shall make any Distributions, either directly or indirectly, to EPR.

Section 7.17. Failure of Certain Unencumbered Assets Representations and Warranties.

If at any time any Borrower shall become aware that any representation set forth in this Agreement is no longer true and correct with respect to any Unencumbered Property in the Unencumbered Pool, the Borrowers shall promptly notify the Agent in writing of such event, together with a detailed description of the factual circumstances giving rise thereto. In such event, the Agent may require that the Real Estate no longer be considered an Unencumbered Property for purposes hereof and require that such asset be removed from the Unencumbered Pool. Upon the determination that an asset shall no longer be considered an Unencumbered Property for purposes hereof, the provisions of Section 2.6(b) shall apply.

Section 7.18. Property.

(a) All of the Unencumbered Properties are in good condition and working order subject to ordinary wear and tear and casualty and condemnation permitted in the Loan Documents. All of the other Real Estate of EPR and its Subsidiaries is in good condition and working order subject to ordinary wear and tear and casualty and condemnation permitted in the Loan Documents, except for such portion of such Real Estate which is not occupied by any tenant and where such failure would not have a Material Adverse Effect. Such Real Estate (including any property encumbered by an EPR Senior First Mortgage), and the use and operation thereof, is in material compliance with all applicable zoning, building codes and other applicable governmental regulations. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Unencumbered Properties which are payable by a Subsidiary Borrower or any mortgagor under any EPR Senior First Mortgage (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement or the applicable Leases). There are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of EPR or any of its Subsidiaries or on any property encumbered by an EPR Senior First Mortgage which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no pending eminent domain proceedings against any property of EPR or any its Subsidiaries or any of the property encumbered by an EPR Senior First Mortgage or any part thereof, and, to the knowledge of the Borrowers, no such proceedings are presently threatened by any taking authority which may individually or in the aggregate have any Material Adverse Effect. None of the property of EPR or its Subsidiaries or any of the property encumbered by an EPR Senior First Mortgage is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any Material Adverse Effect;

(b) If the Unencumbered Property and improvements are located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency, such Unencumbered Property and improvements are and will continue to be covered by special flood insurance under the National Flood Insurance Program;

(c) None of the Subsidiary Borrower, EPR or any other Subsidiary is the mortgagor under any mortgage, deed of trust, or similar instrument encumbering the Unencumbered Property;

(d) Except with respect to that encumbered by an EPR Senior First Mortgage, the Unencumbered Property has not been sold, mortgaged or underwritten to obtain financing (whether or not such financing constitutes Indebtedness) under any financing arrangement other than the financing evidenced by the Facility or, in the case of underwriting only, other financing permitted under this Agreement;

(e) All necessary certificates of occupancy have been obtained and shall be maintained with respect to the Unencumbered Property;

(f) The Unencumbered Property is a Real Estate asset for which the Borrowers have conducted their customary due diligence and review, including inspection of the Real Estate, and such customary due diligence and review have not revealed facts that would adversely affect the value of the Real Estate;

(g) Except with respect to that encumbered by an EPR Senior First Mortgage, a Subsidiary Borrower holds good and marketable fee simple title to or a valid and subsisting leasehold interest in each parcel of Unencumbered Property, and has obtained a Title Policy with respect thereto, subject only to the Permitted Liens, a copy of which such Title Policy, Borrower shall make available to Agent upon request therefor;

(h) The Borrowers have complied with all other applicable conditions set forth in this Agreement with respect to inclusion and retention of the Real Estate as an Unencumbered Property; and

(i) Notwithstanding anything in this Agreement to the contrary, so long as no Event of Default exists a Subsidiary Borrower may sell or otherwise dispose of, or permit the sale or other disposition of, portions of Unencumbered Property that consist of undeveloped land or other property which is non-income producing (including, in the case of an EPR Senior Property Loan, releasing the Subsidiary Borrower’s mortgage lien on such undeveloped land or other non-income-producing property) in each case provided that the Borrowers are in compliance with the provisions of Section 9.1(a) at the time of, and after giving effect to, such sale or other disposition.

Section 7.19. Applicability of Affirmative Covenants to City Center Project.

Notwithstanding anything herein to the contrary, the covenants and other provisions contained in this Article VII shall not apply to LC White Plains Recreation, LLC or LC White Plains Retail, LLC so long as such entities (if deemed Subsidiaries) have an ownership, ground lease or similar interest in the City Center Project. However, such covenants and other provisions shall apply if EPR or a Subsidiary Borrower becomes obligated for the City Center Debt or a refinancing thereof. Nothing in this Section 7.20 shall be construed to impair any obligation of a Borrower, except to the extent such Borrower has an obligation to “cause” LC White Plains Recreation, LLC or LC White Plains Retail, LLC to perform or observe an obligation or otherwise undertake or refrain from undertaking certain actions.

ARTICLE VIII. - INFORMATION

Borrowers will deliver or cause to be delivered to the Agent with sufficient copies for each of the Lenders which will be delivered by Agent to Lenders:

Section 8.1. Financial Statements, Certificates and Information.

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of EPR, commencing with the fiscal year ending December 31, 2010, the audited Consolidated balance sheet of EPR and its Consolidated Subsidiaries at the end of such year, and the related audited Consolidated statements of income, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a “Big Four” accounting firm or another nationally recognized firm acceptable to the Agent (the foregoing with respect to EPR and its Consolidated Subsidiaries may be satisfied by delivery of the Form 10-K of EPR filed with the SEC, provided, however, that in no event shall any reference to any prior 10-Ks or Proxy Statements which may be incorporated by reference within the filings then being delivered to Agent be deemed delivered to Agent nor shall any such information contained in any such prior filings be deemed delivered to Agent), and any other information the Agent may reasonably request to complete a financial analysis of EPR and its Subsidiaries;

(b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter (including the fourth quarter) of EPR, copies of the unaudited Consolidated balance sheet of EPR and its Subsidiaries as at the end of such quarter, and the related unaudited Consolidated statements of income and cash flows for the portion of EPR’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (the foregoing with respect to EPR and its Subsidiaries for the first three quarters of any fiscal year may be satisfied by delivery of the Form 10-Q of EPR filed with the SEC provided, however, that in no event shall any reference to any prior 10-Qs or Proxy Statements which may be incorporated by reference within the filings then being delivered to Lender be deemed delivered to Lender nor shall any such information contained in any such prior filings be deemed delivered to Lender), together with a certification by the chief financial officer or accounting officer of EPR that the information contained in such financial statements fairly presents the financial position of EPR and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a “Compliance Certificate”) certified by the chief financial officer or other financial officer of the Borrowers in the form of Exhibit F hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in Section 9.1 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Effective Date. Borrowers shall submit with the Compliance Certificate an Availability Certificate in the form of Exhibit G attached hereto pursuant to which the Borrowers shall calculate the amount of the Availability as of the end of the immediately preceding fiscal quarter of EPR. All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be accompanied by copies of the statements of the Unencumbered Property Net Operating Income for such fiscal quarter and on a trailing four-quarter basis for each of the Unencumbered Properties, prepared on a basis consistent with the statements furnished to the Lenders prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer or other financial officer of the Borrowers that the information contained in such statement fairly presents the Unencumbered Property Net Operating Income of the Unencumbered Properties for such periods;

(d) contemporaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000.00 or more of EPR and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

(e) upon reasonable request by the Agent on behalf of any Lender, as soon as practicable but in any event not later than forty-five (45) days after the end of the most recent fiscal quarter of EPR (including the fourth fiscal quarter in each year), a Consolidated operating statement for the Unencumbered Properties and as requested by Agent or any Lender, a Rent Roll for each of the Unencumbered Properties and a copy of each Lease or amendment entered into with respect to a Unencumbered Property during such quarter;

(f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports or proxy statements sent to the shareholders of EPR;

(g) promptly after a Rating Agency shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(h) promptly upon the filing hereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent);

(i) evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Unencumbered Properties;

(j) not later than November 15 of each year, the Consolidated cash flow projections of EPR and its Subsidiaries for the next three years;

(k) from time to time such other financial data and information in the possession of EPR or its Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against any Borrower and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting any Borrower) as the Agent may reasonably request. Information concerning such litigation or settlement discussions shall not include attorney-client privileged communications, but shall otherwise include information which may be confidential or subject to a work-product privilege so that the Agent and the Lenders receive the same level of disclosure from the Borrowers with respect to such matters as has been made prior to the Effective Date.

(l) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that Borrowers shall have filed with the Commission (or any Governmental Authority substituted therefor) or any national securities exchange, including each Form 8-K, Form 10-K and Form 10-Q filed with the Commission.

(m) as soon as is reasonably practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter (including the fourth quarter), statements of Exhibitor’s EBITDAR for the prior quarter and for the trailing four quarters.

Section 8.2. Other Information.

(a) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, and such failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a duly authorized executive of EPR setting forth details as to such occurrence and the action, if any, which EPR or applicable member of the ERISA Group is required or proposes to take;

(b) Litigation. To the extent EPR or any of its Subsidiaries is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, EPR or any of its Subsidiaries or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of EPR or any of its Subsidiaries are being audited;

(c) Change of Management or Financial Condition. Prompt notice of any change in the chief executive officer or chief financial officer of EPR and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of EPR or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect;

(d) Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of EPR obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by EPR or any of its Subsidiaries under any Material Contract to which any such Person is a party or by which any such Person or any of its properties may be bound;

(e) Judgments. Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against EPR or any of its Subsidiaries or any of their respective properties or assets;

(f) Asset Sales. Prompt notice of the sale, transfer or other disposition of any Unencumbered Properties by a Subsidiary Borrower to any Person other than another Subsidiary Borrower.

(g) Patriot Act Information. From time to time and promptly upon each request, information identifying any Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

(h) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of EPR or any of its Subsidiaries as the Agent or the Required Lenders may reasonably request.

ARTICLE IX. - NEGATIVE COVENANTS

At all times, the Borrowers covenant and agree that, so long as any Obligations, Loan, Note, or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit, they shall at all times be in compliance with the following financial covenants. Section 9.1(b) through Section 9.1(d), Section 9.1(f) and Section 9.1(i) through Section 9.1(k) shall be tested as of the end of each quarter, based upon the results for that particular quarter then ended. Section 9.1(a) and Section 9.1(g) shall be tested as of the end of each quarter, based upon the results for the trailing four quarters then ended and Section 9.1(a) shall also be tested on and as of the date of each new Loan and/or issuance of a Letter of Credit hereunder. Notwithstanding anything to the contrary contained herein, Section 9.1(d) shall be tested as of the end of each quarter, based upon the results for that particular quarter then ended, but shall incorporate adjustments for proceeds from dividend reinvestment programs at the end of each calendar year, only, to the extent that such proceeds do not exceed $1,000,000.00:

Section 9.1. Financial Covenants.

(a) Availability. The Aggregate Credit Exposure shall at all times not be greater than and shall at all times be in compliance with the Availability; additionally, at no time shall the Aggregate Credit Exposure exceed the Facility Amount.

(b) Total Debt to Total Asset Value. Calculated on a Consolidated basis with respect to EPR, the ratio of Total Debt to Total Asset Value shall not exceed 55%.

(c) Maximum Permitted Investments. Calculated on a Consolidated basis with respect to EPR, at any time, the ratio of: (i) Investments in the aggregate sum of: (A) Investments in unimproved real estate (including cost of land under development), which such Investment is in the form of a fee, leasehold or mortgage interest; (B) Investments in construction (total budgeted cost, excluding cost of land); and (C) Investments in unconsolidated subsidiaries, to (ii) Total Asset Value, shall not at any time exceed 25%.

(d) Tangible Net Worth. The Consolidated Tangible Net Worth will not at any time be less than the sum of (a) $1,263,602,000.00 plus (b) seventy-five percent (75%) of the aggregate Net Equity Proceeds received by EPR and its Subsidiaries on a Consolidated basis subsequent to the Effective Date.

(e) Minimum Debt Yield. The Aggregate Underwriteable Cash Flow divided by all unsecured Indebtedness of EPR (calculated on a Consolidated basis) shall not be less than 13.0%.

(f) Minimum Interest Coverage Ratio. Calculated on a Consolidated basis with respect to EPR, the Adjusted EBITDA to Consolidated Interest Incurred shall not be less than 2.00 to 1.00.

(g) Maximum Distributions. The ratio of Distributions of FFO to FFO before preferred dividends shall not exceed ninety percent (90%), measured on a rolling four-quarter basis, provided however, that (i) as long as there is no Default or Event of Default and none of the Loans has been accelerated, EPR shall not be prohibited from making Distributions that are necessary to maintain REIT Status (measured on a rolling four quarter basis), as evidenced by a certificate of the chief financial officer of EPR containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent, and (ii) EPR may make additional Distributions to the extent permitted under Section 9.2 hereof.

(h) INTENTIONALLY OMITTED

(i) Maximum Secured Debt to Total Asset Value. Calculated on a Consolidated basis with respect to EPR, the ratio of Secured Indebtedness of EPR to Total Asset Value shall not exceed 45%, reducing to 35% as of December 31, 2012.

(j) Minimum Fixed Charge Coverage Ratio. Calculated on a Consolidated basis with respect to EPR, at any time, the ratio of Adjusted EBITDA to Fixed Charges shall not be less than 1.60 to 1.00.

(k) Maximum Secured Recourse Debt. Secured Indebtedness that is recourse to EPR shall not exceed $75,000,000.00, excluding the Secured Indebtedness existing as of the date hereof as set forth on Schedule 9.1(k) and any renewals or refinancings of such Secured Indebtedness that do not increase the amount thereof.

The City Center Project (and all value, income, City Center Debt and other financial impact resulting therefrom) shall be excluded from the calculation of the financial covenants set forth in this Section 9.1 until such time as EPR or a Subsidiary Borrower has become obligated for such City Center Debt (or any refinancing thereof).

Section 9.2. Distributions.

EPR will not make any Distributions which would violate any of the following covenants:

(a) EPR will not make any Distributions in violation of Section 9.1(g) hereof, except as otherwise provided below. Notwithstanding the foregoing, EPR may, subject to the limitations set forth in this Agreement (including specifically, but without limitation, those contained in Section 9.2(b) and 9.2(c)) make Distributions (which shall not be included in the ninety percent (90%) FFO test set forth in Section 9.1(g) hereof) in order to enable EPR to repurchase common shares of EPR and the right to redeem any then outstanding preferred shares in accordance with their terms so long as (i) any such repurchase or redemption is made in EPR’s prudent business judgment, (ii) no Event of Default shall have occurred and be continuing on the date of any such repurchase or redemption and (iii) no Event of Default shall occur as a result of any such repurchase or redemption;

(b) In the event that an Event of Default shall have occurred and be continuing, EPR shall not make any Distributions other than the minimum Distributions required under the Internal Revenue Code to maintain the REIT Status of EPR, as evidenced by a certification of the chief financial officer of EPR containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent; provided, however, that EPR shall not be entitled to make any Distribution in connection with the repurchase of common stock of any Borrower at any time after an Event of Default shall have occurred and be continuing; and

(c) In the event that an Event of Default shall have occurred and be continuing and the maturity of the Obligations has been accelerated, EPR shall not make any Distributions whatsoever, either directly or indirectly.

Section 9.3. Indebtedness.

(a) No Subsidiary Borrower will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (whether secured or unsecured, recourse or non-recourse), without the prior written consent of the Required Lenders, other than:

(i) Indebtedness to the Lenders and the Agent arising under any of the Loan Documents;

(ii) Current liabilities of a Subsidiary Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(iii) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.6;

(iv) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in a Default;

(v) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(vi) Intercompany Indebtedness owing to another Borrower that has been subordinated to the Obligations on terms satisfactory to the Agent;

(vii) Indebtedness in the nature of interest rate swaps or similar interest rate hedging transactions relating to all or any portion of the Obligations provided that the amount and terms of such interest rate swaps and similar hedging transactions are reasonably satisfactory to the Agent;

(viii) Indebtedness under the Bonds (to the extent issued) and under any bonds issued after the Effective Date, including any Guarantees of the foregoing; provided, however, that, in the case of any such bonds issued after the Effective Date, (1) the incurrence of such Indebtedness does not violate, and would not violate on a pro-forma basis, any financial covenants set forth in Section 9.1, and (2) no Default or Event of Default then exists or would result therefrom; and

(ix) Indebtedness, other than Indebtedness described in clauses (i) through (viii) above, provided that such Indebtedness is unsecured and the aggregate outstanding principal amount of such Indebtedness at any time does not exceed $2,000,000 with respect to any particular Subsidiary Borrower or $10,000,000 with respect to all Subsidiaries Borrowers and provided that the incurrence of such Indebtedness does not violate, and would not violate on a pro forma basis, any financial covenant set forth in Section 9.1.

(b) EPR shall not, without the prior written consent of the Required Lenders, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness on a recourse basis, except: (a) the limited secured recourse Indebtedness permitted pursuant to Section 9.1(k) (including the Secured Indebtedness described in Schedule 9.1(k), together with any renewals or refinancing thereof which do not increase the amount of such Secured Indebtedness); (b) Indebtedness under this Agreement and the other Loan Documents and any other unsecured Indebtedness to the extent the same would not result in a violation of Section 9.1(a); (c) Indebtedness under the Bonds (to the extent issued) and any other Indebtedness of the type described in clauses (ii) through (viii), inclusive, of Section 9.3(a) immediately above; and (d) Indebtedness whose recourse is solely for so-called “bad-boy” acts, including without limitation, (i) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a Subsidiary from a tenant under the lease, all in accordance with the provisions of any applicable loan or lease documents, (ii) fraud or a material misrepresentation made by a Subsidiary, or the holders of beneficial or ownership interests in such Subsidiary, in connection with the financing evidenced by the applicable loan or lease documents; (iii) any attempt by a Subsidiary to divert or otherwise cause to be diverted any amounts payable to the applicable tenant or mortgagee in accordance with the applicable lease or loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to any leased real estate; (v) voluntary or involuntary bankruptcy by a Subsidiary; and (vi) any environmental matter(s) affecting any leased or mortgaged property which is introduced or caused by a Subsidiary or any holder of a beneficial or ownership interest in a Subsidiary.

Section 9.4. Permitted Investments.

No Borrower will make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or any such Subsidiary;

(b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or bank of the United States of America;

(c) demand deposits, certificates of deposit, bankers acceptances and time deposits of any of the Lenders or any United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $1,000,000;

(d) securities commonly known as “commercial paper” issued by any Lender, or by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody’s Investors Service, Inc. or by Standard & Poor’s Corporation at not less than “P 1” if then rated by Moody’s Investors Service, Inc., and not less than “A 1”, if then rated by Standard & Poor’s Corporation;

(e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody’s Investors Service, Inc. or by Standard & Poor’s Corporation at not less than “AA” if then rated by Moody’s Investors Service, Inc. and not less than “AA” if then rated by Standard & Poor’s Corporation;

(f) repurchase agreements having a term not greater than 180 days and fully secured by securities described in the foregoing subsections (a), (b) or (e) with the Lenders, banks described in the foregoing subsection (c) or financial institutions or other corporations having total assets in excess of $500,000,000;

(g) shares of so-called “money market funds” registered with the Securities and Exchange Commission under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

(h) to the extent not already described above, Cash Equivalents;

(i) intercompany obligations owing to such Borrower, provided, that, if the obligor in respect thereof is another Borrower, such intercompany obligations have been subordinated to the Obligations on terms satisfactory to the Agent;

(j) to the extent constituting Investments, loans or advances in the ordinary course of a Borrower’s business to directors, officers, employees or agents of a Borrower or another Subsidiary for travel, entertainment, relocation and like expenses;

(k) to the extent constituting Investments, non-cash consideration received in connection with an asset sale permitted under this Agreement;

(l) Investments in the nature of accounts receivable, notes receivable, lease receivables or similar receivables arising from the grant of trade credit in the ordinary course of a Borrower’s business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, lessees or similar obligors to the extent reasonably necessary in order to prevent or limit loss;

(m) The following Investments: (i) Investments in Real Estate (including, without limitation, fee and leasehold interests in real property and improvements thereon and interests in mortgage loans and other financing secured by any interest in real property or improvements thereon); (ii) Investments in property (whether constituting real or personal property) in the nature of options, licenses, easements and other rights relating to real property; (iii) Investments in equipment and other personal property in connection with Investments described in clauses (i) or (ii) immediately above, including, without limitation, Investments in equipment leased to tenants or mortgagors or sold to tenants or mortgagors pursuant to purchase-money loans or similar financing arrangements; and (iv) Investments in corporations, partnerships, limited liability companies, trusts and other entities which are or will be engaged primarily in making Investments of a type described in clauses (i), (ii) or (iii) immediately above; provided that nothing in this Section 9.3(l) shall permit any Investment that is prohibited by Section 9.1(c);

(n) subject to the terms of this Agreement, Investments in Subsidiaries of EPR existing as of the date hereof, and Investments in new Subsidiaries of EPR created after the date of this Agreement;

(o) deposits required by government agencies or public utilities, and other deposits or pledges which constitute Permitted Liens; and

(p) Investments, other than Investments described in clauses (a) through (o) above, provided that (i) the amount of all Investments made pursuant to this clause (p) does not exceed $50,000,000 measured at the time when made, (ii) the making or maintenance of any such Investment would not violate Section 9.1(c), and (iii) no Default or Event of Default exists at the time any such Investment is made.

Section 9.5. ERISA Exemptions.

No Borrower shall permit any of its assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 9.6. Liens.

Neither EPR nor any of its Subsidiaries shall create or incur or suffer to be created or incurred or to exist any Lien except for Permitted Liens.

Section 9.7. Merger, Consolidation, Sales of Assets and Other Arrangements.

(a) No Subsidiary Borrower will become a party to any dissolution, liquidation or disposition of all or substantially all of such Subsidiary Borrower’s assets or business, a merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders, except for (i) the merger or consolidation of a Subsidiary Borrower with another Subsidiary Borrower, and (ii) the merger or consolidation of a Subsidiary Borrower where the Subsidiary Borrower is the sole surviving entity;

(b) EPR will not become a party to any dissolution, liquidation or disposition of all or substantially all of EPR’s assets or business, a merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of Required Lenders, except for (i) the merger or consolidation of EPR with one of its Subsidiaries, provided that such Subsidiary is not a Subsidiary Borrower; (ii) the merger or consolidation of EPR where EPR is the sole surviving entity provided however that any such merger or consolidation does not violate EPR’s status as a REIT; (iii) any acquisitions or investments; or (iv) any merger where EPR is the surviving entity such that a majority of the seats of the Board of Directors of the newly constituted entity are held by trustees of EPR serving as such prior to the time of such merger, or EPR otherwise maintains a controlling interest therein, provided further that such exceptions do not otherwise create any Default or Event of Default hereunder;

Section 9.8. Fiscal Year.

EPR shall not change its fiscal year from that in effect as of the Agreement Date without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld so long as no Default or Event of Default exists.

Section 9.9. Modifications to Material Contracts.

EPR shall not, and shall not permit any of its Subsidiaries to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Modifications of Organizational Documents.

EPR shall not, and shall not permit any of its Subsidiaries to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.11. Transactions with Affiliates.

EPR shall not, and shall not permit any of its Subsidiaries to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than EPR or one or more of its Subsidiaries), except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of EPR or such Subsidiary and upon fair and reasonable terms which are no less favorable to EPR or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 9.12. Applicability of Negative Covenants to City Center Project.

Notwithstanding anything herein to the contrary, the covenants and other provisions contained in Sections 9.2 through 9.11 above shall not apply to LC White Plains Recreation, LLC or LC White Plains Retail, LLC so long as such entities (if deemed Subsidiaries) have an ownership, ground lease or similar interest in the City Center Project. However, such covenants and other provisions shall apply if EPR or a Subsidiary Borrower becomes obligated for the City Center Debt or a refinancing thereof. Nothing in this Section 9.12 shall be construed to permit a Borrower to enter into any transaction that, but for the provisions of this Section 9.12, would be prohibited by any of Sections 9.2 through 9.11.

ARTICLE X. - DEFAULT

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) the Borrowers shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any other sums due hereunder or under any of the other Loan Documents (excluding payments due under Section 10.1(a) above) within five (5) days after the same shall become due and payable, on any fixed date for payment or otherwise, provided however that such grace period shall not be applicable where any interest payment is due at the stated date of maturity or any accelerated date of maturity;

(c) the Borrowers shall fail to comply with the covenants contained in Section 8.2(d) or 9.1(a) and, with respect to Section 9.1(a), such failure shall continue to exist after written notice thereof shall have been given to the Borrowers by the Agent and the cure period provided in Section 10.2 shall have ended;

(d) the Borrowers shall fail to comply with any covenant contained in Section 9.1.(b) through 9.1 (k) and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrowers by the Agent;

(e) the Borrowers shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this Section 10 or in the other Loan Documents) and shall fail to remedy such failure within thirty (30) days after written notice thereof shall have been given to the Borrowers by the Agent;

(f) any representation or warranty made by or on behalf of EPR or any of its Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents, other than constituting or based upon Third Party Information on which EPR or any of its Subsidiaries relied and had no knowledge or reason to believe was untrue in any material respect, shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; notwithstanding anything to the contrary contained in this provision, the Borrowers shall have a period of thirty (30) days to cure any unintentional inaccuracy or misrepresentation;

(g) EPR or any of its Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 10.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 10.1(g), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $25,000,000.00;

(h) EPR or any of its Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of EPR or any of its Subsidiaries or any substantial part of their respective assets, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its written approval thereof, written consent thereto or written acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(j) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for EPR or any of its Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against EPR or any of its Subsidiaries that, either individually or in the aggregate, exceed $10,000,000.00;

(l) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Required Lenders (or all Lenders if so required by Section 12.6), or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrower, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(m) any dissolution, termination, liquidation of all or substantially all of the assets, merger or consolidation of any Borrower shall occur unless a Borrower is the surviving entity, or any sale, transfer or other disposition of all or substantially all of the assets, measured either by value or quantity, of any Borrower shall occur, in each case other than as permitted under the terms of this Agreement or the other Loan Documents;

(n) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of EPR or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(o) EPR shall cease at any time to qualify as a real estate investment trust under the Internal Revenue Code;

(p) EPR or any of its Subsidiaries or any directors, officers or employees thereof shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of EPR or any of its Subsidiaries which in the good faith judgment of the Required Lenders could have a Material Adverse Effect, or (ii) the Unencumbered Properties;

(q) any Change in Control shall occur with respect to any Borrower; or

(r) an event of default, however defined, under any of the other Loan Documents shall occur (but subject to the expiration of any applicable grace, cure or notice periods with respect to such event of default);

provided, however, that, for purposes of Sections 10.1(g) through (k) only, the term “Subsidiaries” shall not include LC White Plains Recreation, LLC or LC White Plains Retail, LLC so long as such entities (if deemed Subsidiaries) have an ownership, ground lease or similar interest in the City Center Project; but shall include such entities if EPR or a Subsidiary Borrower becomes obligated for the City Center Debt or a refinancing thereof (and, similarly, the occurrence of any event described in Sections 10.1(g) or Section 10.1(k) related to the City Center Debt or the Center City Project shall not give rise to a Default or Event of Default unless EPR or a Subsidiary Borrower becomes obligated for the City Center Debt or a refinancing thereof).

So long as an Event of Default exists, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers terminate the Facility and/or declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents (including prepayment penalties or yield maintenance fees) to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Section 10.1(h), Section 10.1(i) or Section 10.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent. Upon demand by Agent or the Required Lenders in their absolute and sole discretion after the occurrence of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Loan have been satisfied, the Lenders will cause a Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such Loan will be pledged to and held by Agent in the Collateral Account as security for any amounts that become payable under the Letters of Credit and all other Obligations. In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of an Event of Default, Borrowers will deposit with and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by Agent in the Collateral Account for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations. Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations or if there are no outstanding Obligations and Lenders have no further obligation to make Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by Borrowers will be released to a Borrower. If at any time the aggregate amount of funds pledged to Agent as collateral for such Letters of Credit shall exceed one hundred percent (100%) of the aggregate face amount of all amounts available to be drawn under such Letters of Credit (including any amounts that may be reinstated thereunder), Agent shall release the amount of such excess deposited by the Borrowers to a Borrower.

Notwithstanding anything to the contrary contained herein, the occurrence of any one of the aforementioned terms or conditions in this Section 10.1, shall be, prior to the giving of any applicable notice or grace period, and until the same is cured as permitted by this Agreement, a “Default.”

Section 10.2. Limitation of Cure Periods.

Upon the occurrence of a Default the following provisions shall apply:

(a) In the event that there shall occur any Default under Section 10.1(c), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Required Lenders, the Borrowers may elect to cure such Default by providing additional Unencumbered Property consisting of Potential Unencumbered Property, and/or to reduce the outstanding Loans to it, in which event such actions shall be completed within such five (5) Business Day period (or within thirty (30) days following the expiration of the initial five (5) Business Day period in the event that the Borrowers intend to provide additional Unencumbered Property). The Borrowers’ notice of their election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above, and if not so delivered Borrowers’ cure period shall immediately terminate and such Default shall become an Event of Default. In the event that Borrowers elect to add additional Unencumbered Property and fail within the time provided herein, the cure period shall terminate and such Default immediately shall constitute an Event of Default. In the event that the Borrowers shall elect under Section 10.2(a) to provide additional Unencumbered Property consisting of Potential Unencumbered Property, the Real Estate to be added to the Unencumbered Property shall be Eligible Real Estate and on or prior to the expiration of the thirty (30) day period referred to above each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrowers’ expense and provided to the Agent for the benefit of the Lenders and all other conditions to the acceptance of such Real Estate as a Unencumbered Property shall have been satisfied.

(b) In the event that there shall occur any Default that affects only certain Unencumbered Property or the owner(s) thereof (including, without limitation, the imposition of a Lien not permitted under this Agreement), or if any Default shall occur in any covenant contained in Section 9.1(b) through 9.1(k), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Required Lenders, the Borrowers may elect to cure such Default by electing to remove such Unencumbered Property from the Unencumbered Pool and reduce the outstanding Loans or by substituting for such Unencumbered Property additional Unencumbered Property consisting of Potential Unencumbered Property for the Unencumbered Property to which such Default relates (provided that the value of such Unencumbered Property Replacement is such that after acceptance thereof, the Borrowers are in compliance with the Unencumbered Property requirements), in which event such actions shall be completed within five (5) Business Days following the expiration of the initial five (5) Business Day period (or within thirty (30) days following the expiration of the initial five (5) Business Day period in the event that the Borrowers intend to provide additional or substitute Unencumbered Property). The Borrowers’ notice of their election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above, and if not so delivered Borrowers’ cure period shall immediately terminate and such Default shall become an Event of Default. In the event that Borrowers elect to add additional or substitute Unencumbered Property and fail within the time provided herein, the cure period shall terminate and such Default immediately shall constitute an Event of Default. In the event that the Borrowers shall elect to cure any Default in any covenant contained in Section 9.1(b) through 9.1(k), by providing additional Unencumbered Property consisting of Potential Unencumbered Property, the Real Estate to be added to the Unencumbered Property shall be Eligible Real Estate and on or prior to the expiration of the thirty (30) day period referred to above, each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrowers’ expense and provided to the Agent for the benefit of the Lenders and all other conditions in this Agreement to the acceptance of such Real Estate as an Unencumbered Property shall have been satisfied.

Section 10.3. Remedies Upon Default.

If any one or more Events of Default specified in Section 10.1(h), Section 10.1(i) or Section 10.1(j) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrowers. If any other Event of Default shall exist, the Agent may, and upon the request of the Required Lenders shall, by notice to the Borrowers terminate the obligation to make Loans to the Borrowers or issue any Letters of Credit. No termination under this Section 10.3 shall relieve the Borrowers of their obligations to the Lenders arising under this Agreement or the other Loan Documents. The Required Lenders may direct the Agent to, and the Agent if and only if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents. Similarly, the Required Lenders may direct the Agent to, and the Agent if and only if so directed shall, exercise all other rights and remedies it may have under any Applicable Law. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of EPR and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of EPR and its Subsidiaries and to exercise such power as the court shall confer upon such receiver

Section 10.4. Allocation of Proceeds.

If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due the Agent in respect of fees and expenses due under Section 12.2.;

(b) amounts due the Lenders in respect of fees and expenses due under Section 12.2., pro rata in the amount then due each Lender;

(c) payments of interest on all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

(d) payments of principal of all other Loans, Reimbursement Obligations and other LC Exposure, to be applied for the ratable benefit of the Lenders; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letters of Credit, such amounts shall be paid to the Agent for deposit into the Collateral Account;

(e) amounts due the Agent and the Lenders pursuant to Sections 11.7. and 12.9.;

(f) payment of all other Obligations and other amounts due and owing by the Borrowers under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(g) any amount remaining after application as provided above, shall be paid to the Borrowers or whomever else may be legally entitled thereto.

Section 10.5. Collateral Account.

(a) As collateral security for the prompt payment in full when due of all LC Exposure and the other Obligations, the Borrowers hereby pledge and grant to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of their respective right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any LC Exposure until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.

(b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrowers and the Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d) If an Event of Default exists, the Required Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 10.4.

(e) So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the LC Exposure then due and owing, the Agent shall, from time to time, at the request of the Borrowers, deliver to the Borrowers within two Business Days after the Agent’s receipt of such request from the Borrowers, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the LC Exposure at such time.

(f) The Borrowers shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.

Section 10.6. Performance by Agent.

If any Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Borrowers, perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrowers shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate if not paid within five days after the Agent makes demand upon the Borrowers for the same. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of any Borrower under this Agreement or any other Loan Document.

Section 10.7. Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. - THE AGENT

Section 11.1. Authorization and Action.

Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by any Borrower, or any Affiliate of any Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Required Lenders (or all of the Lenders if explicitly required under any provision of this Agreement) have so directed the Agent to exercise such right or remedy.

Section 11.2. Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrowers or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 5.1.) or inspect the property, books or records of the Borrowers or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrowers have satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Required Lenders.

Section 11.3. Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default.” Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.

Section 11.4. KeyBank as Lender.

KeyBank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include KeyBank in each case in its individual capacity. KeyBank and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, any Borrower or any of its affiliates as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, KeyBank or its affiliates may receive information regarding EPR and its Subsidiaries and their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 11.5. Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrowers in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6. Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of EPR or any of its Subsidiaries or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of EPR or any of its Subsidiaries, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of EPR, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of EPR, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any EPR or any of its Subsidiaries or any their respective Affiliates thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 11.7. Indemnification of Agent.

Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Required Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrowers shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8. Successor Agent.

The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrowers. The Agent may be removed as Agent under the Loan Documents for good cause by all of the Lenders (other than the Lender then acting as Agent) upon 30-days’ prior written notice to the Agent. Upon any such resignation or removal, the Required Lenders (other than the Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrowers’ approval, which approval shall not be unreasonably withheld or delayed (except that the Borrowers shall, in all events, be deemed to have approved each Lender and its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent’s giving of notice of resignation or the Lenders’ removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Agent, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

Section 11.9. Titled Agents.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders. The titles of “Arranger” and “Syndication Agent” and are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrowers or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. - MISCELLANEOUS

Section 12.1. Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to a Borrower:

Entertainment Properties Trust

30 West Pershing Road, Suite 201

Kansas City, MO 64108

Attn: Gregory K. Silvers, Esq.

Vice President and General Counsel

Telecopy: 816-472-5794

with a copy to:

Entertainment Properties Trust

30 West Pershing Road, Suite 201

Kansas City, MO 64108

Attn: Mark A. Peterson

Vice President and Chief Financial Officer

Telecopy: 816-472-5794

If to the Agent:

KeyBank, National Association

225 Franklin Street, 18th Floor

Boston, MA 02110

Attn: Jeffry M. Morrison

Telephone: (617) 385-6216

Telecopy:   (617) 385-6293

If to a Lender:

To such Lender’s address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Assumption Agreement;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Agreement. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted at or before 4:00 PM on a given day; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, (a) all notices or communications sent by telecopy to the Agent or any Lender under Article II shall be effective only when actually received by the intended addressee, and (b) all notices sent to a Borrower relating to the occurrence or existence of a Default or Event of Default or the exercise of any rights or remedies in respect of a Default or Event of Default shall be effective only when delivered in accordance with the provisions of clause (i) or clause (iii) above. Neither the Agent nor any Lender shall incur any liability to the Borrowers (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.

Section 12.2. Expenses.

The Borrowers agree (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses actually incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses actually incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Section 10.1(h), Section 10.1(i) or Section 10.1(j), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrowers shall fail to pay any amounts required to be paid by them pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrowers and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder. Upon the Borrowers’ request, the Agent or any Lender requesting payment of any amounts under this Section shall provide the Borrowers with a statement setting forth in reasonable detail the basis for requesting such amounts.

Section 12.3. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by each Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to any Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of any Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

Section 12.4. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWERS, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWERS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWERS, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH OF THE BORROWERS, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWERS, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWERS AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Borrower may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

(b) Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrowers.

(c) Any Lender may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the Obligations owing to such Lender; provided, however, after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Loans held by it, in which it has not granted any participating interests must be equal to at least $10,000,000. Except as otherwise provided in Section 12.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. A Participant shall not be entitled to receive any greater payment under Section 3.12. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.12. unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers and the Agent, to comply with Section 3.12.(c) as though it were a Lender. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Borrower (except as expressly permitted under Section 7.12 or any other provision of this Agreement). An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c).

(d) Any Lender may with the prior written consent of the Agent, such consent not to be unreasonably withheld, assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes (including all or a portion of its Commitments and the Loans owing to such Lender); provided, however, (i) unless the Borrowers and the Agent otherwise agree, after giving effect to any partial assignment by a Lender, the Assignee shall hold, and the assigning Lender shall retain, a Commitment, or if the Commitments have been terminated, Loans having an outstanding principal balance, of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof; (ii) if an Event of Default has been in existence for more than sixty (60) days, any such assignment may be to any Person (other than a Borrower or an Affiliate thereof), and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement with respect to the assigned interest as of the effective date of the Assignment and Assumption Agreement and shall have all the rights and obligations of a Lender with respect to the assigned interest as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder with respect to the assigned interest to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $5,000.00.

(e) The Agent shall maintain at the Principal Office a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the “Register”). The Agent shall give each Lender and the Borrowers notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Assumption Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

(f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

(g) A Lender may furnish any information concerning EPR or any of its Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.8 or other confidentiality restrictions at least as restrictive as Section 12.8.

(h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to EPR or any of its Subsidiaries or any of their respective Affiliates.

(i) Each Lender agrees that, without the prior written consent of the Borrowers and the Agent, it will not knowingly make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 12.6. Amendments.

(a) Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by EPR or any of its Subsidiaries of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Borrower party thereto).

(b) Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following:

(i) increase the Commitments of the Lenders (except for any increase in the Commitments effectuated pursuant to Section 2.14.) or subject the Lenders to any additional obligations;

(ii) reduce the principal of, the method of application of any mandatory prepayment of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii) reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof;

(iv) extend the Termination Date or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due), or extend the expiration date of any Letter of Credit beyond the Termination Date;

(v) amend or otherwise modify the provisions of Section 3.2.;

(vi) modify the definition of the term “Required Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6. if such modification would have such effect;

(vii) amend the provisions of Section 12.5(c) or (d) so as to impose more restrictions of a Lender’s ability to grant assignments or participations hereunder; or

(viii) amend or otherwise modify the provisions of Section 2.12.

(c) Notwithstanding the foregoing, without the prior written consent of all Lenders, no amendment, waiver or consent shall do any of the following:

(i) modify the definition of the term “Required Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 12.6; or

(ii) release any Borrower from its obligations hereunder, except as otherwise permitted in connection with the removal or replacement of an Unencumbered Property under Sections 7.12, Section 7.13 or Section 10.2.

(d) No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents.

(e) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Except as otherwise provided in Section 11.5., no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by EPR or any of its Subsidiaries or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrowers shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(f) If, in connection with any proposed change, waiver, discharge, termination or other action under the provisions of this Agreement that requires approval of all Lenders or the Required Lenders, and the consent of one or more of such other Lenders whose consent is required is not obtained, then the Agent (in its capacity as a Lender and/or on behalf of, with their consent, one or more of the other non-consenting Lenders or Eligible Assignees) shall have the right (but not the obligation) to purchase the Commitment of such non-consenting Lender or Lenders upon payment to such non-consenting Lender(s) in full of the principal of and interest accrued on each Loan made, or Letter of Credit issued, by it and all other amounts owing to it or accrued for its account under this Agreement. Upon any such purchase or assignment, the non-consenting Lender’s interest in the Loans or Letters of Credit and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the non-consenting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption Agreement.

Section 12.7. Nonliability of Agent and Lenders.

The relationship between the Borrowers, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender or to EPR or any of its Subsidiaries. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations.

Section 12.8. Confidentiality.

The Agent and each Lender shall use reasonable efforts to assure that information about EPR and its Subsidiaries and their respective Minority Interests, and their respective properties, operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Agent or such Lender, as applicable, and the Borrowers, but in any event the Agent and the Lenders may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section or other confidentiality restrictions at least as restrictive as this Section); (b) as reasonably requested by any potential or actual Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law; (d) to the Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) to any actual or potential contractual counter-parties to any Derivatives Contract or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than any Borrower or any Affiliate. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to any Borrower, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.

Section 12.9. Indemnification.

(a) The Borrowers shall and hereby agree to indemnify, defend and hold harmless the Agent, each of the Lenders, any affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12. or 4.1. or expressly excluded from the coverage of such Section 3.12. or 4.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) brought by any Borrower or third party which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by any Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrowers; (vi) the fact that the Agent and the Lenders are creditors of the Borrowers and have or are alleged to have information regarding the financial condition, strategic plans or business operations of EPR and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrowers and are alleged to influence directly or indirectly the business decisions or affairs of the Borrowers and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of EPR or any of its Subsidiaries that violates a sanction enforced by the OFAC; or (x) any violation or non-compliance by any Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause EPR or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to any Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrowers shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(b) The Borrowers’ indemnification obligations under this Section 12.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of any Borrower or any Subsidiary, any shareholder of any Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of any Borrower), any account debtor of any Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrowers of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrowers shall not relieve the Borrowers from any liability that they may have to such Indemnified Party pursuant to this Section 12.9.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against any Borrower and/or any Subsidiary.

(d) All reasonable out-of-pocket fees and expenses of, and all reasonable amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrowers at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrowers that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrowers if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrowers. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrowers hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrowers are required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrowers have provided evidence reasonably satisfactory to such Indemnified Party that the Borrowers have the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrowers where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f) If and to the extent that the obligations of the Borrowers under this Section are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g) The Borrowers’ obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10. Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit (other than Letters of Credit the expiration dates of which extend beyond the Termination Date as permitted under Section 2.2.(b) and in respect of which the Borrowers have satisfied the requirements of such Section) have terminated, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following two sentences) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12., 4.1., 4.4., 11.7., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4., shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13. Patriot Act.

The Lenders and the Agent each hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Agent, as applicable, to identify the Borrowers in accordance with such Act.

Section 12.14. Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 12.15. Obligations with Respect to Borrowers.

The obligations of a Borrower to direct or prohibit the taking of certain actions by other Borrowers as specified herein shall be absolute and not subject to any defense such Borrower may have that such Borrower does not control such other Borrower.

Section 12.16. Limitation of Liability.

Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrowers hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrowers hereby waive, release, and agree not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.17. Entire Agreement.

This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 12.18. Construction.

The Agent, each Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrowers and the Lenders.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWERS:

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

30 WEST PERSHING, LLC

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT DOWNREIT II, Inc.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT HUNTSVILLE, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

MEGAPLEX FOUR, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

WESTCOL CENTER, LLC

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT MELBOURNE, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

CROTCHED MOUNTAIN PROPERTIES, LLC

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EDUCATION CAPITAL SOLUTIONS, LLC

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPR HIALEAH, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT 909, INC.

By:	/s/ Mark Peterson
Name Mark Peterson
Title: Vice President

EPT CROTCHED MOUNTAIN, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT KALAMAZOO, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT MAD RIVER, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT MOUNT ATTITASH, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT MOUNT SNOW, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT NINETEEN, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT SKI PROPERTIES, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPT WATERPARKS, INC.

By:	/s/ Mark Peterson
Name Mark Peterson
Title: Vice President

MEGAPLEX NINE, INC.

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Vice President

EPR METROPOLIS TRUST

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Signatory Trustee

YONGEDUNDAS SIGNAGE TRUST

By:	/s/ Mark Peterson
Name: Mark Peterson
Title: Signatory Trustee

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

KEYBANK, NATIONAL ASSOCIATION, as Agent, and as a Lender

By:	/s/ Jane E. McGrath
Jane E. McGrath
Vice President

Commitment Amount:

$60,000,000.00

Lending Office (all Types of Loans):

KEYBANK, NATIONAL ASSOCIATION 225 Franklin Street, 18th Floor Boston, Massachusetts 02110 Telephone: (617) 385 6216 Telecopy: (617) 385-6293

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

JP MORGAN CHASE BANK, N.A., as Lender

By:	/s/ Mohammad S. Hasan
Mohammad S. Hasan Associate

Commitment Amount:

$60,000,000.00

Lending Office (all Types of Loans):

JP Morgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, New York 10179 Telephone: (212) 622-8174 Telecopy: (646) 534-0574

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

Commitment Amount:

$60,000,000.00

Lending Office (all Types of Loans):

One Liberty Plaza, 3rd Floor 165 Broadway New York, New York 10006-1404 Attention: GLA Administrator
Telephone: 1-877-332-7455
Telecopy: 1-212-428-2372

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

UMB BANK, N.A., as Lender

By:	/s/ Robert P. Elbert
Robert P. Elbert Senior Vice President

Commitment Amount:

$25,000,000.00

Lending Office (all Types of Loans):

UMB Bank, N.A. 1010 Grand Boulevard Kansas City, MO 64106 Telephone: (816) 860-7116 Telecopy: (816) 860-7143

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Mark Walton
Mark Walton
	Title:	Authorized Signatory

Commitment Amount:

$20,000,000.00

Lending Office (all Types of Loans):

Goldman Sachs Bank USA c/o Goldman, Sachs & Co. 30 Hudson Street, 36th Floor Jersey City, NJ 07302 Telephone: (212) 934-3921 Telecopy: (917) 977-3966

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

CITIBANK N.A., as Lender

By:	/s/ John Rowland
John Rowland Director

Commitment Amount:

$40,000,000.00

Lending Office (all Types of Loans):

Citibank N.A. 388 Greenwich Street, 23rd Floor New York, NY 10022 Telephone: (212) 723-5931 Telecopy: (646) 291-1630

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

BARCLAYS BANK PLC, as Lender

By:	/s/ Allison D’Eugenio
	Name:	Allison D’Eugenio
	Title:	Assistant Vice President

Commitment Amount:

$40,000,000.00

Lending Office (all Types of Loans):

Barclays Bank PLC 745 7th Avenue New York, NY 10019 Telephone: (212) 723-5931 Telecopy: (646) 291-1630

[Signature Page to Credit Agreement dated as of

June 30, 2010 with Entertainment Properties Trust, et al.]

BANK OF THE WEST, as Lender

By:	/s/ Tim Kyndesen
Tim Kyndesen Senior Vice President

Commitment Amount:

$15,000,000.00

Lending Office (all Types of Loans):

Bank of the West 7101 College Boulevard, Suite 1660 Overland Park, KS 66210 Telephone: (913) 663-8101 Telecopy: (913) 317-8006

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of                     , 20     (the “Agreement”) by and among                                               (the “Assignor”),                                                               (the “Assignee”), and KEYBANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Assignor is a Lender under that certain Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Entertainment Properties Trust and the Subsidiary Borrowers referred to therein (collectively, the “Borrowers”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee, among other things, all or a portion of the Assignor’s Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the Agent consents to such assignment on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a)    Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of                     , 20     (the “Assignment Date”), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $                     interest (such interest being the “Assigned Commitment”) in and to the Assignor’s Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, the Assignor’s Note and the other Loan Documents (representing             % in respect of the aggregate amount of all Lenders’ Commitments), including without limitation, a principal amount of outstanding Loans equal to $                     and all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Loans and all facility and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor as a Lender with respect to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrowers with respect to the Assigned Commitment, the obligation to pay the Agent amounts due in respect of draws under Letters of Credit as required under Section 2.2.(i) of the Credit Agreement and the obligation to indemnify the Agent as provided in the Credit Agreement (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, collectively, the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b)    The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of EPR or any of its Subsidiaries, (ii) any representations, warranties, statements or information made or furnished by EPR or any of its Subsidiaries in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by EPR or any of its Subsidiaries of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or any affiliate or subsidiary thereof, the Assignor or any other Lender and based on the financial statements supplied by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to any Borrower or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, such amount as they may agree.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement (without reduction by any assignments thereof which have not yet become effective), equal to $                     [and $                    , respectively], and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Loans owing to the

Assignor (without reduction by any assignments thereof which have not yet become effective) is $                    ; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement, (ii) an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered in connection therewith or pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that, if not already a Lender and to the extent of the Assigned Commitment, it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender with respect to the Assigned Commitment.

Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor’s Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth on Schedule 1 attached hereto.

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the instructions set forth on Schedule 1 attached hereto or as the Assignee may otherwise notify the Agent.

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Agent, and if required under Section 12.5.(d) of the Credit Agreement, the Borrowers, and (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Agent of the amounts, if any, owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement with respect to the Assigned Commitment and have the rights and obligations of a Lender thereunder to the extent of the

Assigned Commitment and (ii) the Assignor shall relinquish its rights (except as otherwise provided in Section 12.10. of the Credit Agreement) and be released from its obligations under the Credit Agreement with respect to the Assigned Commitment; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its retained Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Agent under this Agreement shall not be effective unless signed by the Agent.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted as of the date first written above.

AGENT:

KEYBANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[Signatures Continued on Following Page]

SCHEDULE 1

Information Concerning the Assignee

Notice Address:

Telephone No.:
Telecopy No.:

Lending Office:

Telephone No.:
Telecopy No.:

Payment Instructions:

EXHIBIT B

FORM OF NOTICE OF BORROWING

                    , 201

KEYBANK, NATIONAL ASSOCIATION, as Agent

225 Franklin Street, 18th Floor

Boston, Massachusetts 02110

Attention: Jeffry M. Morrison

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ENTERTAINMENT PROPERTIES TRUST and the Subsidiary Borrowers referred to therein (collectively, the “Borrowers”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KEYBANK, NATIONAL ASSOCIATION, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrowers hereby request that the Lenders make Loans to the Borrowers in an aggregate principal amount equal to $ .

2.	The Borrowers request that such Loans be made available to the Borrowers on , 201 .

3.	The Borrowers hereby request that the requested Loans all be of the following Type:

[Check one box only]

☐  Base Rate Loans

☐  LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months
	☐	6 months

4.	The Borrowers request that the proceeds of this borrowing of Loans be made available to the Borrowers by .

B-1

Attached hereto is an Availability Certificate in the form of Exhibit G and a Compliance Certificate in the form of Exhibit F annexed to the Credit Agreement.

The Borrowers hereby certify to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default exists or will exist immediately after giving effect to the requested Loans, and (b) the representations and warranties made or deemed made by the Borrowers in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrowers certify to the Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.

If notice of the requested borrowing of Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

ENTERTAINMENT PROPERTIES TRUST, as Borrower Representative on its own behalf and on behalf of the other Borrowers

By:

Name:
Title:

B-2

EXHIBIT C

FORM OF NOTICE OF CONTINUATION

                    , 201

KEYBANK, NATIONAL ASSOCIATION, as Agent

225 Franklin Street, 18th Floor

Boston, Massachusetts 02110

Attention: Jeffry M. Morrison

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ENTERTAINMENT PROPERTIES TRUST and the Subsidiary Borrowers referred to therein (collectively, the “Borrowers”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KEYBANK, NATIONAL ASSOCIATION, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.7. of the Credit Agreement, the Borrowers hereby request a Continuation of a borrowing of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The proposed date of such Continuation is , 201 .

2.	The aggregate principal amount of Loans subject to the requested Continuation is $ and was originally borrowed by the Borrowers on , 201 .

3.	The portion of such principal amount subject to such Continuation is $ .

4.	The current Interest Period for each of the Loans subject to such Continuation ends on , 201 .

5.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months
	☐	6 months

C-1

The Borrowers hereby certify to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

ENTERTAINMENT PROPERTIES TRUST, as Borrower Representative on its own behalf and on behalf of the other Borrowers

By:

Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF CONVERSION

                    , 201

KEYBANK, NATIONAL ASSOCIATION, as Agent

225 Franklin Street, 18th Floor

Boston, Massachusetts 021108

Attention: Jeffry M. Morrison

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ENTERTAINMENT PROPERTIES TRUST and the Subsidiary Borrowers referred to therein (collectively, the “Borrowers”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KEYBANK, NATIONAL ASSOCIATION, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.8. of the Credit Agreement, the Borrowers hereby request a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is , 201 .

2.	The Loans to be Converted pursuant hereto are currently:

[Check one box only]	☐	Base Rate Loans
	☐	LIBOR Loans

3.	The aggregate principal amount of Loans subject to the requested Conversion is $ and was originally borrowed by the Borrowers on , 201 .

4.	The portion of such principal amount subject to such Conversion is $ .

D-1

5.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐	Base Rate Loans
☐	LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months
	☐	6 months

The Borrowers hereby certify to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Borrowers in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

ENTERTAINMENT PROPERTIES TRUST, as Borrower Representative on its own behalf and on behalf of the other Borrowers

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTE

$                                                                                                                                                                                                             , 201

FOR VALUE RECEIVED, each of the undersigned, ENTERTAINMENT PROPERTIES TRUST and the other Subsidiary Borrowers that are signatories hereto (each, a “Borrower” and, collectively, the “Borrowers”, hereby jointly and severally promises to pay to the order of                                  (the “Lender”), in care of KEYBANK, NATIONAL ASSOCIATION, as Agent (the “Agent”) at KEYBANK, NATIONAL ASSOCIATION, 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, or at such other address as may be specified in writing by the Agent to the Borrowers, the principal sum of                                  AND             /100 DOLLARS ($                    ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Loans made by the Lender to the Borrowers under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date and amount of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books, provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder.

This Note is one of the Notes referred to in the Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5.(d) of the Credit Agreement, this Note may not be assigned by the Lender to any Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrowers hereby waive presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

THE OBLIGATIONS OF THE BORROWERS UNDER THIS NOTE SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH BORROWER CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS OF EACH OF THE OTHER BORROWERS HEREUNDER.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.

ENTERTAINMENT PROPERTIES TRUST

By:
Name:
Title:

30 WEST PERSHING, LLC

By:
Name:
Title:

EPT DOWNREIT II, Inc.

By:
Name:
Title:

EPT HUNTSVILLE, INC.

By:
Name:
Title:

MEGAPLEX FOUR, INC.

By:
Name:
Title:

WESTCOL CENTER, LLC

By:
Name:
Title:

EPT MELBOURNE, INC.

By:
Name:
Title:

CROTCHED MOUNTAIN PROPERTIES, LLC

By:
Name:
Title:

EDUCATION CAPITAL SOLUTIONS, LLC

By:
Name:
Title:

EPR HIALEAH, INC.

By:
Name:
Title:

EPT 909, INC.

By:
Name:
Title:

EPT CROTCHED MOUNTAIN, INC.

By:
Name:
Title:

EPT KALAMAZOO, INC.

By:
Name:
Title:

EPT MAD RIVER, INC.

By:
Name:
Title:

EPT MOUNT ATTITASH, INC.

By:
Name:
Title:

EPT MOUNT SNOW, INC.

By:
Name:
Title:

EPT NINETEEN, INC.

By:
Name:
Title:

EPT SKI PROPERTIES, INC.

By:
Name:
Title:

EPT WATERPARKS, INC.

By:
Name:
Title:

MEGAPLEX NINE, INC.

By:
Name:
Title:

EPR METROPOLIS TRUST

By:
Name:
Title:

YONGEDUNDAS SIGNAGE TRUST

By:
Name:
Title:

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

                         , 2010

KEYBANK, NATIONAL ASSOCIATION, as Agent

225 Franklin Street, 18th Floor

Boston, Massachusetts 02110

Attention: Jeffry M. Morrison

Each of the Lenders Party to the Credit

    Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ENTERTAINMENT PROPERTIES TRUST and the Subsidiary Borrowers referred to therein (collectively, the “Borrowers”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KEYBANK, NATIONAL ASSOCIATION, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 8.1(c) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:

(1)    The undersigned is the                                          of EPR.

(2)    The undersigned has examined the books and records of EPR and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

(3)    To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrowers with respect to such event, condition or failure].

(4)    The representations and warranties made or deemed made by the Borrowers in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

(5) Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not EPR and its Subsidiaries were in compliance with the covenants contained in Sections 9.1. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

ENTERTAINMENT PROPERTIES TRUST, as Borrower Representative on its own behalf and on behalf of the other Borrowers

By:

Name:
Title:

Schedule 1

[Calculations to be Attached]

EXHIBIT G

FORM OF AVAILABILITY CERTIFICATE

                    , 2010

KEYBANK, NATIONAL ASSOCIATION, as Agent

225 Franklin Street, 18th Floor

Boston, Massachusetts 02110

Attention: Jeffry M. Morrison

Each of the Lenders Party to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ENTERTAINMENT PROPERTIES TRUST and the Subsidiary Borrowers referred to therein (collectively, the “Borrowers”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KEYBANK, NATIONAL ASSOCIATION, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 8.1(c) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:

(1)    The undersigned is the                                          of EPR.

(2)    The undersigned has examined the books and records of EPR and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

(3)    To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrowers with respect to such event, condition or failure].

(4)    The representations and warranties made or deemed made by the Borrowers in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

(5)    Attached hereto as Schedule 1 are reasonably detailed calculations establishing the current Availability under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

ENTERTAINMENT PROPERTIES TRUST, as Borrower Representative on its own behalf and on behalf of the other Borrowers

By:
Name:
Title:

Schedule 1

[Calculations to be Attached]

EXHIBIT I

FORM OF

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT dated as of                     , 201    , executed and delivered by                                         , a                      (the “New Borrower”), in favor of (a) KEYBANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of June     , 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ENTERTAINMENT PROPERTIES TRUST and the Subsidiary Borrowers referred to therein (collectively, the “Borrowers”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.

WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrowers certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrowers and the New Borrower, though separate legal entities, have a commonality of interests in their respective financing needs and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, the New Borrower acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrowers under the Credit Agreement and, accordingly, the New Borrower is willing to join in and guarantee the Borrowers’ obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Borrower’s execution and delivery of this Agreement is a condition to the Agent and the Lenders continuing to make such financial accommodations to the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Borrower, the New Borrower agrees as follows:

Section 1. Accession to Loan Documents. The New Borrower hereby agrees that it is a “Subsidiary Borrower” under each Note and the Credit Agreement and assumes all obligations of a “Subsidiary Borrower” thereunder and agrees to be bound thereby, all as if the New Borrower had been an original signatory to each Note and the Credit Agreement. Without limiting the generality of the foregoing, the New Borrower hereby:

(a)     irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (as defined in the Credit Agreement);

(b)    makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in the Credit Agreement made by the Borrowers and agrees to be bound by each of the covenants of the Borrowers contained in the Credit Agreement; and

(c)    consents and agrees to each provision set forth in each Note and the Credit Agreement.

SECTION 2.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Borrower has caused this Joinder Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW BORROWER]

By:
Name:
Title:

Address for Notices:

c/o

Attention:
Telephone:
Telecopy:

Accepted:

KEYBANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

SCHEDULE 1.1(A)

INITIAL SUBSIDIARY BORROWERS

	Entity:	Jurisdiction of Organization:
1.	30 West Pershing, LLC	MO
2.	EPT DownREIT II, Inc.	MO
3.	EPT Huntsville, Inc.	DE
4.	Megaplex Four, Inc.	MO
5.	Westcol Center, LLC	DE
6.	EPT Melbourne, Inc.	MO
7.	Crotched Mountain Properties, LLC	NH
8.	Education Capital Solutions, LLC	DE
9.	EPR Hialeah, Inc.	MO
10.	EPT 909, Inc.	DE
11.	EPT Crotched Mountain, Inc.	MO
12.	EPT Kalamazoo, Inc.	MO
13.	EPT Mad River, Inc.	MO
14.	EPT Mount Attitash, Inc.	DE
15.	EPT Mount Snow, Inc.	DE
16.	EPT Nineteen, Inc.	DE
17.	EPT Ski Properties, Inc.	DE
18.	EPT Waterparks, Inc.	DE
19.	Megaplex Nine, Inc.	MO
20.	EPR Metropolis Trust	DE
21.	YongeDundas Signage Trust	DE

Schedule 1.1(A) - 1

SCHEDULE 1.1(B)

INITIAL ELIGIBLE REAL ESTATE

Subsidiary Borrower	Unencumbered Properties	Location
30 West Pershing, LLC
	Columbia Mall 14	Columbia, MD
	Conroe Grand 14	Conroe, TX
	Glendora 12	Glendora, CA
	Peoria 18	Peoria, IL
	Greensboro Grand 18	Greensboro, NC
	Kalispell 14	Kalispell, MT
	Panama City Beach Grand 16	Panama City, FL
	Southfield	Southfield, MI
	White Oak 14	Garner, NC
	Winston Salem Grand 18	Winston-Salem, NC
	Harbour View Grand 16	Suffolk, VA

Crotched Mountain Properties, LLC
	Crotched Mountain (Property)	Bennington, NH

Education Capital Solutions, LLC
	100 Academy of Excellence	Las Vegas, NV
	Academy of Academic Success	St. Louis, MO
	Academy of Careers (Elementary)	St. Louis, MO
	Academy of Careers (Middle)	St. Louis, MO
	Academy of Columbus	Columbus, OH
	Academy of Environmental Science & Math	St. Louis, MO
	Desert West	Phoenix, AZ
	East Mesa	Mesa, AZ
	Groveport Community School	Grovesport, OH
	Groveport Prep	Grovesport, OH
	Harvard Avenue CS	Cleveland, OH
	Hope Community	Washington, DC
	ILSA-E	Indianapolis, IN
	ILSA-W	Indianapolis, IN
	Imagine College Prep	St. Louis, MO
	InternationalAcademy of Mableton	Mableton, GA
	Marietta Charter School	Marietta, GA
	MASTer Academy	Ft. Wayne, IN
	Renaissance Academy	Mt. Pleasant, MI
	Renaissance Academy (Kensington)	Kansas City, MO

Schedule 1.1(B) - 1

	Renaissance Academy (Wallace)	Kansas City, MO
	Romig Road Community School	Akron, OH
	Rosefield	Surprise, AZ
	South Lake	Clermont, FL
	South Vero	Vero Beach, FL
	Wesley International Academy	Atlanta, GA

	West Melbourne	West Melbourne, FL

EPR Hialeah, Inc.	Hialeah 18	Hialeah, FL

EPR Metropolis Trust	Toronto Dundas Square	Toronto, ON, CA

YongeDundas SignageTrust	Toronto Dundas Square	Toronto, ON, CA

EPT 909, Inc.	Tinseltown USA	Colorado Springs, CO
	Tinseltown USA	El Paso, TX
	Movies 17	Grand Prairie, TX
	Tinseltown USA	Houston, TX
	Movies 14	McKinney, TX
	Movies 10	Mishawaka, IN
	Hollywood USA	Pasadena, TX
	Tinseltown USA	Pflugerville, TX
	Movies 10	Plano, TX
	Movies 14	Redding, CA
	Tinseltown USA	Pueblo, CO

EPT Crotched Mountain, Inc.
	Crotched Mountain (Mortgage)	Bennington, NH

EPT DownREIT II, Inc.
	Grand 24	Dallas, TX
	Houston Studio 30	Houston, TX
	Huebner Oaks 24	San Antonio, TX
	Lennox 24	Columbus, OH
	Mission Valley 20	San Diego, CA
	Ontario Mills30	Ontario, CA
	Promenade 16	Woodland Hills, CA
	West Olive 16	Creve Coeur, MO

EPT Huntsville, Inc.
	Valley Bend 18	Huntsville, AL

EPT Kalamazoo, Inc.
	Cityplace 14	Kalamazoo, MI

EPT Mad River, Inc.
	Mad River Mountain	Zanesville, OH

Schedule 1.1(B) - 2

1EPT Melbourne, Inc.
	Avenue 16	Melbourne, FL

EPT Mount Attitash, Inc.
	Mount Attitash (Mortgage)	Bartlett, NH

EPT Mount Snow, Inc.
	Mount Snow (Mortgage)	West Dover, VT
	Mount Snow II (Mortgage)	West Dover, VT

EPT Nineteen, Inc.
	Ann Arbor	Ypsilanti, MI
	Buckland Hills	Manchester, CT
	Centreville	Centerville, VA
	Davenport	Davenport, IA
	Fairfax Corner	Fairfax, VA
	Flint West	Flint, MI
	Hazlet	Hazlet, NJ
	Huber Heights	Huber Heights, OH
	North Haven	North Haven, CT
	Preston Crossings	Okolona, KY
	Ritz Center	Voorhees, NJ
	Stonybrook	Louisville, KY
	The Greene	Beaver Creek, OH
	West Springfield	West Springfield, MA
	Western Hills	Cincinnati, OH

EPT Ski Properties, Inc.
	Boston Mills/Brandywine (Mortgage)	Peninsula, OH
	Hidden Valley (Mortgage)	Wildwood, MO
	Jack Frost/Big Boulder (Mortgage)	Blakeslee, PA
	Paoli Peaks (Mortgage)	Paoli, IN
	Snow Creek (Mortgage)	Weston, MO

EPT Waterparks, Inc.
	Schlitterbahn Vacation Village (Mortgage)	Kansas City, KS

Megaplex Four, Inc.
	Cantera Retail	Warrensville, IL
	Gulf Pointe Retail	Houston, TX
	Mesquite Retail	Dallas, TX
	Powder Springs Retail (Ground Lease)	Austell, GA

Megaplex Nine, Inc.
	Hampton Town Center 24	Hampton, VA

Westcol Center, LLC
	Westminister Prominade - Retail	Westminster, CO

Schedule 1.1(B) - 3

SCHEDULE 2

ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

Such agreements, documents, certificates, reports or assurances as the Agent may reasonably require, including, without limitation the following:

1.	Lease Summaries. Detailed Lease Summaries of all Leases relating to such Real Estate, in form and substance reasonably satisfactory to the Agent.

2.	Rent Roll. Current Rent Roll for such Real Estate certified by the Borrowers as accurate and complete as of a recent date, in form and substance reasonably satisfactory to the Agent, including without limitation, Tenant identification, term of lease, current rent, square footage, etc.

3.	Certificate Regarding Condition. A certification from the chief executive or chief financial officer of the Borrowers that such Real Estate complies with the terms of Section 7.18.

4.	Budget. An operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to the Agent. The capital expenditure budget for the Real Estate must show adequate reserves or cash flow to cover capital expenditure needs of the Real Estate.

5.	Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Lenders under Section 8.1(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Real Estate to the Unencumbered Property, to the extent available. Such operating statements shall be subject to the approval of the Agent.

6.	EPR Senior Property Loan Summaries. Detailed summaries of all EPR Senior Property Loans and related EPR Senior First Mortgages, in form and substance reasonably satisfactory to the Agent.

Schedule 2 - 1

SCHEDULE 6.1(b)

OWNERSHIP STRUCTURE

EPR AND ITS CONSOLIDATED SUBSIDIARIES

AND UNCONSOLIDATED AFFILIATES1

Entity	Jurisdiction of Organization
Entertainment Properties Trust	MD
3 Theatres, Inc.	MO
30 West Pershing, LLC	MO
Asia Entertainment and Leisure Opportunities Partners Ltd.	Cayman
Asia Entertainment and Leisure Holdings Ltd.	Cayman
Atlantic - EPR I2	DE
Atlantic - EPR II3	DE
Burbank Village, Inc.	DE
Burbank Village, L.P.	DE
Cantera 30 Theatre, L.P.[4]	DE
Cantera 30, Inc.	DE
CCC VinREIT, LLC	DE
Crotched Mountain Properties, LLC	NH
Domus Communities, LLC[5]	DE

1	All entities are wholly owned, directly or indirectly, by EPR except as otherwise noted below. EPR itself is publicly traded.
2	80% owned by Atlantic US-Fund I, L.P.
3	80% owned by Atlantic US-Fund II, L.P.
4	Cantera 30, Inc. owns all general partner interests. Atlantic – EPR I owns all limited partnership interests.
5	50% owned by Petrus Capital, LLC.

Schedule 6.1(b) - 1

DPRB VinREIT, LLC	DE
Education Capital Solutions, LLC	DE
EPR Canada, Inc.	MO
EPR Global Opportunities Management Ltd.	Cayman
EPR Hialeah, Inc.	MO
EPR Metropolis Trust	DE
EPR North Trust	DE
EPR TRS Holdings, Inc.	MO
EPR TRS I, Inc.	MO
EPR TRS II, Inc.	MO
EPR TRS III, Inc.	MO
EPT 301, LLC	MO
EPT 909, Inc.	DE
EPT 909B, Inc.	DE
EPT Aliso Viejo, Inc.	DE
EPT Arroyo, Inc.	DE
EPT Auburn, Inc.	DE
EPT Biloxi, Inc.	DE
EPT Boise, Inc.	DE
EPT Charlotte, Inc.	DE
EPT Chattanooga, Inc.	DE
EPT Columbiana, Inc.	DE
EPT Concord, LLC	DE

Schedule 6.1(b) - 2

EPT Crotched Mountain, Inc.	MO
EPT Davie, Inc.	DE
EPT Deer Valley, Inc.	DE
EPT DownREIT, Inc.	MO
EPT DownREIT II, Inc.	MO
EPT East, Inc.	DE
EPT Firewheel, Inc.	DE
EPT First Colony, Inc.	DE
EPT Fresno, Inc.	DE
EPT GCC, LLC	DE
EPT Glendora, Inc.	DE
EPT Gulf Pointe, Inc.	DE
EPT Hamilton, Inc.	DE
EPT Hattiesburg, Inc.	DE
EPT Hoffman Estates, Inc.	DE
EPT Huntsville, Inc.	DE
EPT Hurst, Inc.	DE
EPT Indianapolis, Inc.	DE
EPT Kalamazoo, Inc.	MO
EPT Lafayette, Inc.	DE
EPT Lawrence, Inc.	DE
EPT Leawood, Inc.	DE
EPT Little Rock, Inc.	DE

Schedule 6.1(b) - 3

EPT Macon, Inc.	DE
EPT Mad River, Inc.	MO
EPT Manchester, Inc.	DE
EPT Melbourne, Inc.	MO
EPT Mesa, Inc.	DE
EPT Mesquite, Inc.	DE
EPT Modesto, Inc.	DE
EPT Mount Attitash, Inc.	DE
EPT Mount Snow, Inc.	DE
EPT New Roc GP, Inc.	DE
EPT New Roc, LLC	DE
EPT Nineteen, Inc.	DE
EPT Oakview, Inc.	DE
EPT Pensacola, Inc.	MO
EPT Pompano, Inc.	DE
EPT Raleigh Theatres, Inc.	DE
EPT Schoolhouse, Inc.	DE
EPT Ski Properties, Inc.	DE
EPT Slidell, Inc.	DE
EPT South Barrington, Inc.	DE
EPT Waterparks, Inc.	DE
EPT White Plains, LLC	DE
EPT Wilmington, Inc.	DE

Schedule 6.1(b) - 4

Exit 108 Entertainment, LLC[6]	AL
Flik Depositor, Inc.	DE
Flik, Inc.	DE
GFS VinREIT, LLC	DE
Havens VinREIT, LLC	MO
HGP VinREIT, LLC	DE
Kanata Entertainment Holdings, Inc.	Canada
LCPV VinREIT, Inc.	DE
Megaplex Four, Inc.	MO
Megaplex Nine, Inc.	MO
Metropolis Entertainment Holdings, Inc.	Canada
Mississauga Entertainment Holdings, Inc.	Canada
New Roc Associates, L.P.	NY
Oakville Entertainment Holdings, Inc.	Canada
Paso Robles VinREIT, LLC	MO
PGCC, LLC[7]	DE
SBV VinREIT, LLC	DE
Suffolk Retail, LLC[8]	DE
Sunny VinREIT, LLC	DE
Tampa Veterans 24, Inc.	DE
Tampa Veterans 24, L.P.[9]	DE

6	50% owned by Exit 108 Theatre, LLC.
7	50% owned by SGCC, Inc.
8	50% owned by Hemisphere Property Group, Inc.
9	Tampa Veterans 24, Inc. owns all general partnership interests. Atlantic - EPR II owns all limited partnership interests.

Schedule 6.1(b) - 5

Theatre Sub, Inc.	MO
VinREIT, LLC[10]	DE
WestCol Center, LLC	DE
WestCol Corp.	DE
WestCol Holdings, LLC	DE
WestCol Theatre, LLC	DE
Westminster Promenade Owner’s Association, LLC	CO
Whitby Entertainment Holdings, Inc.	Canada
YongeDundas Signage Trust	DE

10	4% owned by Global Wine Partners (U.S.) LLC.

Schedule 6.1(b) - 6

SCHEDULE 6.1(f)

TITLE TO PROPERTIES; LIENS

1.	EPR’s headquarters, which is leased to EPR, located at 301 West Pershing, Kansas City, MO 64108.

2.	The property described in the attached spreadsheet.

Schedule 6.1(f) - 1

ENTITY	Name	Location	Operator/Tenant	Secured Indebtedness - Original Lender
30 West Pershing, LLC	Columbia 14	Columbia, MD	AMC	No
30 West Pershing, LLC	Glendora 12	Glendora, CA	AMC	No
30 West Pershing, LLC	Star Southfield Center	Southfield, MI	AMC & other retail	No
30 West Pershing, LLC	Grand Prairie 18	Peoria, IL	Rave Review Cinemas, LLC	No
30 West Pershing, LLC	Harbour View Market Place	Suffolk, VA	Regal & other retail	No
30 West Pershing, LLC	White Oak 14	Garner, N	Regal	No
30 West Pershing, LLC	Kalispell 14	Kalispell, MT	Signature	No
30 West Pershing, LLC	Conroe Grand 14	Conroe, TX	Southern	No
30 West Pershing, LLC	Greensboro Grand 18	Greensboro, NC	Southern	No
30 West Pershing, LLC	Panama City Beach Grand 16	Panama City, FL	Southern	No
30 West Pershing, LLC	Winston Salem Grand 18	Winston-Salem, NC	Southern	No
Burbank Village, LP	Burbank Village	Burbank, CA	AMC & other retail	Archon Financial
CCC VinREIT, LLC	Carneros Custom Crush	Sonoma, CA	Carneros Custum Crush	No
DPRB VinREIT, LLC	Rack & Riddle Custom Crush	Hopland, CA	Rb Wine	Bank of the West
Education Capital Solutions, LLC	100 Academy of Excellence	Las Vegas, NV	Imagine	No
Education Capital Solutions, LLC	Academy of Academic Success	St. Louis, MO	Imagine	No
Education Capital Solutions, LLC	Academy of Careers (Elementary)	St. Louis, MO	Imagine	No
Education Capital Solutions, LLC	Academy of Careers (Middle)	St. Louis, MO	Imagine	No
Education Capital Solutions, LLC	Academy of Columbus	Columbus, OH	Imagine	No
Education Capital Solutions, LLC	Academy of Environmental Science & Math	St. Louis, MO	Imagine	No
Education Capital Solutions, LLC	Desert West	Phoenix, AZ	Imagine	No
Education Capital Solutions, LLC	East Mesa	Mesa, AZ	Imagine	No
Education Capital Solutions, LLC	Groveport Community School	Groveport, OH	Imagine	No
Education Capital Solutions, LLC	Groveport Prep	Groveport, OH	Imagine	No
Education Capital Solutions, LLC	Harvard Avenue CS	Cleveland, OH	Imagine	No
Education Capital Solutions, LLC	Hope Community	Washington, DC	Imagine	No
Education Capital Solutions, LLC	ILSA-E	Indianapolis, IN	Imagine	No
Education Capital Solutions, LLC	ILSA-W	Indianapolis, IN	Imagine	No
Education Capital Solutions, LLC	Imagine College Prep	St. Louis, MO	Imagine	No
Education Capital Solutions, LLC	InternationalAcademy of Mableton	Mableton, GA	Imagine	No
Education Capital Solutions, LLC	Marietta Charter School	Marrietta, GA	Imagine	No
Education Capital Solutions, LLC	MASTer Academy	Ft. Wayne, IN	Imagine	No
Education Capital Solutions, LLC	Renaissance Academy	Mt. Pleasant, MI	Imagine	No

Schedule 6.1(f) - 2

Education Capital Solutions, LLC	Renaissance Academy (Kensington)	Kansas City, MO	Imagine	No
Education Capital Solutions, LLC	Renaissance Academy (Wallace)	Kansas City, MO	Imagine	No
Education Capital Solutions, LLC	Romig Road Community School	Akron, OH	Imagine	No
Education Capital Solutions, LLC	Rosefield	Surprise, AZ	Imagine	No
Education Capital Solutions, LLC	South Lake	Clermont, FL	Imagine	No
Education Capital Solutions, LLC	South Vero	Vero Beach, FI	Imagine	No
Education Capital Solutions, LLC	Wesley Internation Academy	Atlanta, GA	Imagine	No
Education Capital Solutions, LLC	West Melbourne	West Melbourne, FL	Imagine	No
EPR Hialeah, Inc.	Hialeah 18	Hialeah, FL	Cobb	No
EPR Metropolis Trust	Toronto Dundas Square	Toronto, ON	AMC	No
EPR North Trust	Mississauga Centrum	Mississauga, ON	AMC	GMAC
EPR North Trust	Kanata Centrum	Kanata, ON	AMC	GMAC
EPR North Trust	Whitby Centrum	Whitby, ON	AMC	GMAC
EPR North Trust	Oakville Centrum	Oakville, ON	AMC	GMAC
EPT Aliso Viejo, Inc.	Aliso Viejo 20	Aliso Viejo, CA	Regal	Goldman Sachs
EPT Arroyo, Inc.	Arroyo Grande Stadium 10	Arroyo Grande, CA	Regal	Goldman Sachs
EPT Auburn, Inc.	Auburn Stadium 10	Auburn, CA	Regal	Bear Stearns
EPT Biloxi, Inc.	The Grand 18	D’lberville, MS	SOUTHERN	Bear Stearns
EPT Boise, Inc.	Bosie Stadium 21	Boise, ID	Regal	Archon Financial
EPT Chattanooga, Inc.	East Ridge 18	Chattanooga, TN	Rave Cinemas, LLC	Bear Stearns
EPT Columbiana, Inc.	Columbiana Grande 14	Columbia, SC	Regal	Bear Stearns
EPT Concord, LLC	Concord Resort	Newburgh, NY	TBD	CIBC
EPT Crotched Mountain, Inc. /Crotched Mountain	Crotched Mountain	Bennington, NH	Peak Resorts	No
EPT Davie, Inc.	Paradise 24	Davie, FL	Cinemark	Goldman Sachs
EPT Deer Valley, Inc.	Deer Valley 30	Phoenix, AZ	AMC	Archon Financial
EPT DownREIT II, Inc.	Grand 24	Dallas, TX	AMC	Archon Financial
EPT DownREIT II, Inc.	Studio 30	Houston, TX	AMC	Archon Financial
EPT DownREIT II, Inc.	Huebner Oaks 24	San Antonio, TX	AMC	Archon Financial
EPT DownREIT II, Inc.	Lennox 24	Columbus, OH	AMC	Archon Financial
EPT DownREIT II, Inc.	Mission Valley 20	San Diego, CA	AMC	Archon Financial
EPT DownREIT II, Inc.	Ontario Mills 30	Ontario, CA	AMC	Archon Financial
EPT DownREIT II, Inc.	Promenade 16	Woodland Hills, CA	AMC	Archon Financial
EPT DownREIT II, Inc.	West Olive 16	Creve Coeur, MO	AMC	Archon Financial
EPT Firewheel, Inc.	Firewheel 18	Garland, TX	AMC	Bear Stearns

Schedule 6.1(f) - 3

EPT First Colony, Inc.	First Colony 24	Sugar Land, TX	AMC	Bear Stearns
EPT Fresno, Inc. / EPT Manchester, Inc.	Manchester Stadium 16	Fresno, CA	Regal	Goldman Sachs
EPT Gulf Pointe, Inc.	Gulf Pointe 30	Houston, TX	AMC	Bear Stearns
EPT Hamilton, Inc.	Hamilton 24	Hamilton, NJ	AMC	Archon Financial
EPT Hattiesburg, Inc.	The Grand 18	Hattiesburg, MS	SOUTHERN	Key Bank
EPT Huntsville, Inc.	Valley Bend 18	Huntsville, AL	Rave Review Cinemas, LLC	No
EPT Hurst, Inc.	North East Mall 18	Hurst, TX	Rave Cinemas, LLC	Bear Stearns
EPT Indianapolis, Inc.	Washington Square 12	Indianapolis, IN	Kerasotes	Key Bank
EPT Kalamazoo, Inc.	Cityplace 14	Kalamazoo, MI	Rave Review Cinemas, LLC	No
EPT Lafayette, Inc.	Lafayette Grand 16	Lafayette, LA	Southern	Goldman Sachs
EPT Lawrence, Inc.	Southwind 12	Lawrence, KS	Hollywood	Key Bank
EPT Leawood, Inc.	Leawood Town Center 20	Leawood, KS	AMC	Bear Stearns
EPT Little Rock, Inc.	Colonel Glenn 18	Little Rock, AR	Rave SL Tenant, LLC	Archon Financial
EPT Macon, Inc.	Macon Cinema 16	Macon, GA	Southern	Goldman Sachs
EPT Mad River, Inc.	Mad River Mountain	Zanesville, OH	Peak Resorts	No
EPT Melbourne, Inc.	Avenue 16	Melbourne, FL	Rave Review Cinemas, LLC	No
EPT Mesa, Inc.	Valley Bend 18	Mesa, AZ	AMC	Bear Stearns
EPT Mesquite, Inc.	Mesquite 30	Mesquite, TX	AMC	Bear Stearns
EPT Modesto, Inc.	Modesto Stadium 10	Modesto, CA	Regal	Bear Stearns
EPT Mount Attitash, Inc.	Mount Attitash	Bartlett, NH	Peak Resorts	No
EPT Mount Snow, Inc.	Mount Snow	West Dover, VT	Peak Resorts	No
EPT Nineteen, Inc.	Ann Arbor	Ypsilanti, MI	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Buckland Hills	Manchester, CT	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Centreville 12	Centreville, VA	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Davenport 18	Davenport, IA	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Fairfax Corner	Fairfax, VA	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Flint West 14	Flint, MI	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Hazlet 12	Hazlet, NJ	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Huber Heights 16	Huber Heights, OH	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	North Haven 12	North Haven, CT	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Preston Crossings 16	Okolona, KY	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Ritz Center 16	Voorhees, NJ	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Stonybrook 20	Louisville, KY	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	The Greene 14	Beaver Creek, OH	Rave SL Tenant, LLC	No

Schedule 6.1(f) - 4

EPT Nineteen, Inc.	West Springfield 15	West Springfield, MA	Rave SL Tenant, LLC	No
EPT Nineteen, Inc.	Western Hills 14	Cincinnati, OH	Rave SL Tenant, LLC	No
EPT Oakview, Inc.	Oakview 24	Omaha, NE	AMC	Building, Bear Stearns
EPT Pensacola, Inc.	Bayou 15	Pensacola, FL	Rave Review Cinemas, LLC	No
EPT Pompano, Inc.	Pompano 18	Pompano Beach, FL	Muvico	Archon Financial
EPT Raleigh Theatres, Inc.	Raleigh 16	Raleigh, NC	Carolina Cinemas	Archon Financial
EPT Ski Properties, Inc.	Boston Mills/Brandywine	Peninsula, OH	Peak Resorts	No
EPT Ski Properties, Inc.	Hidden Valley	Wildwood, MO	Peak Resorts	No
EPT Ski Properties, Inc.	Jack Frost/Big Boulder	Blakeslee, PA	Peak Resorts	No
EPT Ski Properties, Inc.	Paoli Peaks	Paoli, IN	Peak Resorts	No
EPT Ski Properties, Inc.	Snow Creek	Weston, MO	Peak Resorts	No
EPT Slidell, Inc.	Slidell Grand 16	Slidell, LA	Southern	GO Zone Bond
EPT South Barrington, Inc.	South Barrington	Barrington, IL	AMC	Bear Stearns
EPT Waterparks, Inc.	Schlitterbahn Vacation Village	Kansas City, MO	Schlitterbahn	No
EPT Wilmington, Inc.	Mayfaire 16	Wilmington, NC	Regal	Bear Stearns
Flik, Inc.	Clearview	Metairie, LA	AMC	Secore Financial
Flik, Inc.	Elmwood	Harahan, LA	AMC	Secore Financial
Flik, Inc.	Forum	Sterling Heights, MI	AMC	Secore Financial
Flik, Inc.	Hammond	Hammond, LA	AMC	Secore Financial
Flik, Inc.	Hoffman	Alexandria, VA	AMC	Secore Financial
Flik, Inc.	Houma	Houma, LA	AMC	Secore Financial
Flik, Inc.	Livonia	Livonia, MI	AMC	Secore Financial
Flik, Inc.	Olathe Studio	Olathe, KS	AMC	Secore Financial
Flik, Inc.	Palm Promenade	San Diego, CA	AMC	Secore Financial
Flik, Inc.	Westbank	Harvey, LA	AMC	Secore Financial
Flik, Inc.	Woodridge	Woodridge, IL	AMC	Secore Financial
Flik, Inc.	Oakview Land	Omaha, NE	AMC	Secore Financial
Flik, Inc.	Cherrydale Retail	Greenville, NC	MISC	Secore Financial
Flik, Inc.	Starlight 20	Tampa, FL	MUVICO	Secore Financial
Flik, Inc.	Cherrydale 16	Greenville, SC	Regal	Secore Financial
Flik, Inc.	Crossroads 20	Cary, NC	Regal	Secore Financial
GFS VinREIT, LLC	Gary Farrell Winery	Healdsburg, CA	Ascentia	Bank of the West
Havens VinREIT, LLC	Havens	Yountville, CA	TBD	Bank of the West
HGP VinREIT, LLC	Geyser Peak Winery	Geyserville, CA	Ascentia	Bank of the West

Schedule 6.1(f) - 5

LCPV VinREIT, LLC	Clements Vineyard & Winery	Linden, CA	TBD	No
LCPV VinREIT, LLC	Lockeford Vineyard & Winery	Lockeford, CA	TBD	No
LCPV VinREIT, LLC	Pope Valley Vineyard & Winery	St. Helena, CA	TBD	No
Megaplex Four, Inc.	Cantera Retail	Warrenville, IL	Other Retail	No
Megaplex Four, Inc.	Gulf Pointe Retail	Houston, TX	Other Retail	No
Megaplex Four, Inc.	Mesquite Retail	Dallas, TX	Other Retail	No
Megaplex Four, Inc.	Powder Springs Retail	Austell, GA	Other Retail	No
Megaplex Nine, Inc.	Hampton	Hampton, VA	AMC	No
New Roc Associates, LP	New Roc	New Rochelle, NY	Regal	Archon Financial & ESDC
Paso Robles VinREIT, LLC	EOS Estate Vineyard & Winery	Paso Robles, CA	EOS	No
SBV VinREIT, LLC	Buena Vista Vineyard & Winery	Sonoma, CA	Ascentia	Bank of the West
Sunny VinREIT, LLC	Covey Run Winery	Sunnyside, WA	Ascentia	Bank of the West
Westcol Center, LLC	Westcol Retail	Westminster, CO	AMC	No
Westcol Theatre, LLC	Westminster	Westminster, CO	AMC	Wells Fargo Bank
YongeDundas Signage Trust	Toronto Dundas Square	Toronto, ON		No

Schedule 6.1(f) - 6

SCHEDULE 6.1(g)

INDEBTEDNESS AND GUARANTEES

1.	Indebtedness under this Agreement, which is unsecured Indebtedness.

2.	Indebtedness under the Bonds, which shall be unsecured Indebtedness.

3.	Indebtedness identified as Secured Indebtedness in Schedule 6.1(f).

Schedule 6.1(g) - 1

SCHEDULE 6.1(h)

MATERIAL CONTRACTS

None.

Schedule 6.1(h) - 1

SCHEDULE 6.1(i)

LITIGATION

None.

Schedule 6.1(i) - 1

SCHEDULE 9.1(k)

SECURED RECOURSE INDEBTEDNESS

1.	VinREIT. Indebtedness under the Amended and Restated Credit Agreement, dated as of October 26, 2008, among VinREIT, LLC, certain of its subsidiaries, Bank of the West, as agent, and the lenders party thereto, as amended, and the other Loan Documents referred to therein.

Schedule 9.1(k) - 1